                                                                   EXHIBIT 10.23
                                CREDIT AGREEMENT

                                     among

                              THE MAXIM GROUP, INC.

                                  as Borrower,

                                       AND

                    THE DOMESTIC SUBSIDIARIES OF THE BORROWER

                                 as Guarantors,

                                       AND

                         THE LENDERS IDENTIFIED HEREIN,

                                       AND

                               NATIONSBANK, N.A.,

                             as Administrative Agent

                                       AND

                             SUNTRUST BANK, ATLANTA

                             as Documentation Agent

                                       AND

                               FLEET NATIONAL BANK

                                   as Co-Agent

                          DATED AS OF NOVEMBER 25, 1998

                                TABLE OF CONTENTS


SECTION 1  DEFINITIONS AND ACCOUNTING TERMS.......................................................................1
         1.1 Definitions..........................................................................................1
         1.2 Computation of Time Periods and Other Definitional Provisions.......................................25
         1.3 Accounting Terms....................................................................................25

SECTION 2  CREDIT FACILITIES.....................................................................................26
         2.1 Revolving Loans.....................................................................................26
         2.2 Letter of Credit Subfacility........................................................................28
         2.3 Stand Alone Letter of Credit Facility...............................................................32
         2.4 Indemnification of Issuing Lender...................................................................35
         2.5 Continuations and Conversions.......................................................................36
         2.6 Minimum Amounts.....................................................................................37

SECTION 3  GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT..........................................37
         3.1 Interest............................................................................................37
         3.2 Place and Manner of Payments........................................................................37
         3.3 Prepayments.........................................................................................38
         3.4 Fees................................................................................................39
         3.5 Payment in full at Maturity.........................................................................40
         3.6 Computations of Interest and Fees...................................................................40
         3.7 Pro Rata Treatment..................................................................................41
         3.8 Sharing of Payments.................................................................................42
         3.9 Capital Adequacy....................................................................................43
         3.10 Inability To Determine Interest Rate...............................................................43
         3.11 Illegality.........................................................................................44
         3.12 Requirements of Law................................................................................44
         3.13 Taxes..............................................................................................45
         3.14 Compensation.......................................................................................47
         3.15 Evidence of Debt...................................................................................48
         3.16 Replacement of Lenders.............................................................................48

SECTION 4  GUARANTY..............................................................................................49
         4.1 Guaranty of Payment.................................................................................49
         4.2 Obligations Unconditional...........................................................................49
         4.3 Modifications.......................................................................................50
         4.4 Waiver of Rights....................................................................................51
         4.5 Reinstatement.......................................................................................51
         4.6 Remedies............................................................................................51
         4.7 Limitation of Guaranty..............................................................................51
         4.8 Rights of Contribution..............................................................................52

SECTION 5  CONDITIONS PRECEDENT..................................................................................52
         5.1 Closing Conditions..................................................................................52
         5.2 Conditions to All Extensions of Credit..............................................................56

SECTION 6  REPRESENTATIONS AND WARRANTIES........................................................................57
         6.1 Financial Condition.................................................................................57
         6.2 No Material Change..................................................................................57
         6.3 Organization and Good Standing......................................................................57
         6.4 Due Authorization...................................................................................58
         6.5 No Conflicts........................................................................................58
         6.6 Consents............................................................................................58
         6.7 Enforceable Obligations.............................................................................58
         6.8 No Default..........................................................................................59
         6.9 Ownership...........................................................................................59
         6.10 Indebtedness.......................................................................................59
         6.11 Litigation.........................................................................................59
         6.12 Taxes..............................................................................................59
         6.13 Compliance with Law................................................................................59
         6.14 ERISA..............................................................................................60
         6.15 Subsidiaries.......................................................................................61
         6.16 Use of Proceeds....................................................................................61
         6.17 Government Regulation..............................................................................61
         6.18 Environmental Matters..............................................................................62
         6.19 Intellectual Property..............................................................................63
         6.20 Solvency...........................................................................................64
         6.21 Investments........................................................................................64
         6.22 Location of Collateral.............................................................................64
         6.23 Disclosure.........................................................................................64
         6.24 Licenses, etc......................................................................................64
         6.25 Collateral Documents...............................................................................65
         6.26 Burdensome Restrictions............................................................................65

SECTION 7  AFFIRMATIVE COVENANTS.................................................................................66
         7.1 Information Covenants...............................................................................66
         7.2 Financial Covenants.................................................................................70
         7.3 Preservation of Existence and Franchises............................................................70
         7.4 Books and Records...................................................................................70
         7.5 Compliance with Law.................................................................................71
         7.6 Payment of Taxes and Other Indebtedness.............................................................71
         7.7 Insurance...........................................................................................71
         7.8 Maintenance of Property.............................................................................72
         7.9 Performance of Obligations..........................................................................72
         7.10 Collateral.........................................................................................72
         7.11 Use of Proceeds....................................................................................73
         7.12 Audits/Inspections.................................................................................73

         7.13 Additional Credit Parties..........................................................................73
         7.14 Purchase Agreement.................................................................................74
         7.15 Year 2000 Compliance...............................................................................74

SECTION 8  NEGATIVE COVENANTS....................................................................................74
         8.1 Indebtedness........................................................................................74
         8.2 Liens...............................................................................................76
         8.3 Nature of Business..................................................................................76
         8.4 Consolidation and Merger............................................................................76
         8.5 Sale or Lease of Assets.............................................................................77
         8.6 Sale Leasebacks.....................................................................................77
         8.7 Advances, Investments and Loans.....................................................................78
         8.8 Restricted Payments.................................................................................78
         8.9 Transactions with Affiliates........................................................................78
         8.10 Fiscal Year; Organizational Documents..............................................................78
         8.11 No Limitations.....................................................................................78
         8.12 No Other Negative Pledges..........................................................................79
         8.13 Limitation on Foreign Operations...................................................................79
         8.14 Capital Expenditures...............................................................................79
         8.15 Prepayments of Indebtedness........................................................................79
         8.16 Subordinated Debt..................................................................................80
         8.17 Limitation on Store Openings.......................................................................80

SECTION 9  EVENTS OF DEFAULT.....................................................................................80
         9.1 Events of Default...................................................................................80
         9.2 Acceleration; Remedies..............................................................................83
         9.3 Allocation of Payments After Event of Default.......................................................84

SECTION 10  AGENCY PROVISIONS....................................................................................85
         10.1 Appointment........................................................................................85
         10.2 Delegation of Duties...............................................................................86
         10.3 Exculpatory Provisions.............................................................................86
         10.4 Reliance on Communications.........................................................................87
         10.5 Notice of Default..................................................................................87
         10.6 Non-Reliance on Administrative Agent and Other Lenders.............................................88
         10.7 Indemnification....................................................................................88
         10.8 Administrative Agent in Its Individual Capacity....................................................89
         10.9 Successor Administrative Agent.....................................................................89

SECTION 11  MISCELLANEOUS........................................................................................89
         11.1 Notices............................................................................................89
         11.2 Right of Set-Off...................................................................................90
         11.3 Benefit of Agreement...............................................................................90
         11.4 No Waiver; Remedies Cumulative.....................................................................93
         11.5 Payment of Expenses; Indemnification...............................................................93

         11.6 Amendments, Waivers and Consents...................................................................94
         11.7 Counterparts/Telecopy..............................................................................95
         11.8 Headings...........................................................................................95
         11.9 Defaulting Lender..................................................................................96
         11.10 Survival of Indemnification and Representations and Warranties....................................96
         11.11 Governing Law; Jurisdiction.......................................................................96
         11.12 Waiver of Jury Trial..............................................................................97
         11.13 Time..............................................................................................97
         11.14 Severability......................................................................................97
         11.15 Further Assurances................................................................................97
         11.16 Confidentiality...................................................................................97
         11.17 Entirety..........................................................................................98
         11.18 Binding Effect; Continuing Agreement..............................................................98


SCHEDULES

Schedule 1.1(a)   Commitment Percentages
Schedule 1.1(b)   Indenture Default
Schedule 1.1(c)   Permitted Liens
Schedule 2.2(c)   Existing Revolving Letters of Credit
Schedule 2.3(c)   Existing Stand Alone Letter of Credit
Schedule 6.10     Indebtedness
Schedule 6.15     Subsidiaries
Schedule 6.19     Intellectual Property
Schedule 6.22(a)  Real Property Locations
Schedule 6.22(b)  Personal Property Locations
Schedule 6.22(c)  Chief Executive Offices
Schedule 7.7      Insurance
Schedule 11.1     Notices



EXHIBITS

Exhibit 2.1(b)    Form of Notice of Borrowing
Exhibit 2.1(f)    Form of Revolving Note
Exhibit 2.5       Form of Notice of Continuation/Conversion
Exhibit 7.1(c)    Form of Officer's Certificate
Exhibit 7.13      Form of Joinder Agreement
Exhibit 10.1(b)   Form of Intercreditor Agreement
Exhibit 11.3(b)   Form of Assignment Agreement

                                CREDIT AGREEMENT



         THIS CREDIT AGREEMENT (this "Credit Agreement"), is entered into as of November 25, 1998 among THE MAXIM GROUP, INC., a Delaware corporation (the "Borrower"), each of the Domestic Subsidiaries of the Borrower (individually a "Guarantor" and collectively the "Guarantors"), the Lenders (as defined herein) and NATIONSBANK, N.A., as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent"), SUNTRUST BANK, ATLANTA, as Documentation Agent (in such capacity, the "Documentation Agent") and FLEET NATIONAL BANK, as Co-Agent (in such capacity, the "Co-Agent").

                                    RECITALS

         WHEREAS, the Borrower and the Guarantors have requested the Lenders to provide a senior secured credit facility in an amount up to $126 million; and

         WHEREAS, the Lenders party hereto have agreed to make the requested senior secured credit facility available to the Borrower on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                    SECTION 1

                        DEFINITIONS AND ACCOUNTING TERMS

         1.1      Definitions.

         As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms herein shall include in the singular number the plural and in the plural the singular:

                  "Additional Credit Party" means each Person that becomes a Guarantor after the Closing Date, as provided in Section 7.13.

                  "Adjusted Base Rate" means the Base Rate plus the Applicable Percentage.

                  "Adjusted Eurodollar Rate" means the Eurodollar Rate plus the Applicable Percentage.

                  "Administrative Agent" shall have the meaning assigned to such term in the heading hereof (or any successor thereto) or any successor agent appointed pursuant to Section 10.9.

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (b) to direct or cause direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                  "Agency Services Address" means NationsBank, N.A., NC1-001-15-04, 101 North Tryon Street, Charlotte, North Carolina 28255,
         Attn: Agency Services, or such other address as may be identified by written notice from the Administrative Agent to the Borrower.

                  "Applicable Percentage" means the appropriate applicable percentages corresponding to the Leverage Ratio in effect as of the most recent Calculation Date as shown below:

------------- ---------------------- ------------------- ------------------- ------------------------ -----------------------
                                                                                                      Applicable Percentage
                                         Applicable          Applicable       Applicable Percentage    for Commitment Fees
  Pricing           Leverage           Percentage for      Percentage for     for Standby Letter of    and Trade Letter of
   Level             Ratio            Eurodollar Loans    Base Rate Loans          Credit Fees             Credit Fees
------------- ---------------------- ------------------- ------------------- ------------------------ -----------------------
     I              <2.25 to 1.0            .75%                 0%                   .75%                     .20%
                    =
------------- ---------------------- ------------------- ------------------- ------------------------ -----------------------
     II             <2.75 to 1.0 but        1.0%                 0%                   1.0%                     .25%
                    =
                    >2.25 to 1.0
------------- ---------------------- ------------------- ------------------- ------------------------ -----------------------
    III             <3.25 to 1.0 but       1.25%                 0%                   1.25%                    .25%
                    =
                    >2.75 to 1.0
------------- ---------------------- ------------------- ------------------- ------------------------ -----------------------
     IV             <3.75 to 1.0 but       1.50%                 0%                   1.50%                   .375%
                    =
                    >3.25 to 1.0
------------- ---------------------- ------------------- ------------------- ------------------------ -----------------------
     V              >3.75 to 1.0           1.75%                .25%                  1.75%                   .375%
------------- ---------------------- ------------------- ------------------- ------------------------ -----------------------

                  The Applicable Percentage for Loans, the Standby Letter of Credit Fees, the Trade Letter of Credit Fees and the Commitment Fees shall, in each case, be determined and adjusted quarterly on the date (each a "Calculation Date") five Business Days after the date by which the Borrower is required to provide the officer's certificate in accordance with the provisions of Section 7.1(c); provided that the initial Applicable Percentage for Loans, the Letter of Credit Fees and the Commitment Fees shall be based on Pricing Level V (as shown above) and shall remain at Pricing Level V until the first Calculation Date subsequent to the Closing Date, and, thereafter, the Applicable Percentage shall be determined by the Leverage Ratio calculated as of the most recent Calculation Date; and provided further that if the Borrower fails to provide the officer's certificate required by Section 7.1(c) on or before the most recent Calculation Date, the Applicable Percentage for Loans, the Standby Letter of Credit Fees, the Trade Letter of Credit Fees and the Commitment Fees from such Calculation Date shall be based on Pricing Level V until such time that an appropriate officer's certificate is provided whereupon the Applicable

         Percentage shall be determined by the then current Leverage Ratio. Each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Percentage shall be applicable to all existing Loans and Letters of Credit as well as any new Loans made or Letters of Credit issued.

                  The Borrower shall promptly deliver to the Administrative Agent, at the address set forth on Schedule 11.1 and at the Agency Services Address, at the time the officer's certificate is required to be delivered by Section 7.1(c), information regarding any change in the Leverage Ratio that would change the existing Applicable Percentage pursuant to the preceding paragraph.

                  "Asset Coverage Ratio" means with respect to the Maxim Group Parties on a consolidated basis, as of the end of each fiscal quarter of the Borrower, the ratio of (a) the sum of Eligible Receivables plus Eligible Inventory on such date to (b) the sum of (i) the aggregate amount of Revolving Loans outstanding on such date plus (ii) the aggregate amount available to be drawn under trade Revolving Letters of Credit on such date.

                  "Asset Disposition" means the disposition of any or all of the assets of a Credit Party or any of its Subsidiaries whether by sale, lease, transfer or otherwise, other than (a) transfers of assets permitted by Section 8.5 and (b) losses of assets or destroyed assets permitted by clauses (a) and (b) of Section 7.7.

                  "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

                  "Base Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1% or (b) the Prime Rate in effect on such day. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

                  "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate.

                  "Bonds" means those Revenue Bonds (Image Industries, Inc., Project), Series 1997 in the original aggregate principal amount of $30,000,000 issued by Development Authority of the City of Summerville, Georgia.

                  "Borrower" means The Maxim Group, Inc., a Delaware corporation, together with any successors and permitted assigns.

                  "Business Day" means any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or required by law or other governmental action to close in Charlotte, North Carolina; provided that in the case of Eurodollar Loans, such day is also a day on which dealings between banks are carried on in U.S. dollar deposits in the London interbank market.

                  "Calculation Date" has the meaning set forth in the definition of Applicable Percentage.

                  "Capital Expenditures" means all expenditures of the Credit Parties and their Subsidiaries which, in accordance with GAAP, would be classified as capital expenditures, including, without limitation, Capital Leases.

                  "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. dollar denominated time and demand deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Borrower shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

                  "Change of Control" means either of the following: (a) any "person" or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act), has become, directly or indirectly, the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), by way of merger, consolidation or otherwise, of 25% or more of the Voting Stock of the Borrower on a fully-diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Borrower (whether or not such securities are then currently convertible or exercisable); or (b) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the board of directors of the Borrower cease for any reason to constitute a majority of the directors of the Borrower then in office unless such new directors were elected by the directors of the Borrower who constituted the board of directors of the Borrower at the beginning of such period.

                  "Closing Date" means the date hereof.

                  "Co-Agent" shall have the meaning assigned to such term in the heading hereof, together with any successors and assigns.

                  "Code" means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, as amended, modified, succeeded or replaced from time to time.

                  "Collateral" means all assets of the Credit Parties in which, pursuant to the Collateral Documents, a Lien has been granted in favor of the Administrative Agent, for the benefit of the Lenders.

                  "Collateral Documents" means the Security Agreements, the Pledge Agreements, and such other documents executed and delivered in connection with the attachment and perfection of the Administrative Agent's security interests in the assets of the Credit Parties, including without limitation, the UCC financing statements.

                  "Commitment Fees" means the fees payable to the Lenders pursuant to Section 3.4(a).

                  "Commitments" means (i) with respect to each Lender, the Revolving Loan Commitment and (ii) with respect to the Issuing Lender, the LOC Commitment and the Stand Alone LOC Commitment.

                  "Credit Documents" means this Credit Agreement, the Notes, any Joinder Agreement, the Collateral Documents, the LOC Documents, and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

                  "Credit Parties" means the Borrower and the Guarantors and "Credit Party" means any one of them.

                  "Credit Party Obligations" means, without duplication, (a) all of the obligations of the Credit Parties to the Lenders (including the Issuing Lender) and the Administrative Agent, whenever arising, under this Credit Agreement, the Notes, the Collateral Documents or any of the other Credit Documents to which any Credit Party is a party and (b) all liabilities and obligations owing from such Credit Party to any Lender, or any Affiliate of a Lender, arising under Hedging Agreements.

                  "Debt Issuance" means the issuance of any Indebtedness for borrowed money by a Credit Party or any of its Subsidiaries, other than Indebtedness permitted by Section 8.1.

                  "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Defaulting Lender" means, at any time, any Lender that, (a) has failed to make a Loan or purchase a Participation Interest required pursuant to the terms of this Credit Agreement (but only for so long as such Loan is not made or such Participation Interest is not purchased),
         (b) has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement (but only for so long as such amount has not been repaid) or
         (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

                  "Documentation Agent" shall have the meaning assigned to such term in the heading hereof, together with any successors or assigns.

                  "Dollars" and "$" means dollars in lawful currency of the United States of America.

                  "Domestic Subsidiary" means each direct and indirect Subsidiary of the Borrower that is domiciled, incorporated or organized under the laws of any state of the United States or the District of Columbia whether existing as of the date hereof or hereafter created or acquired. As of the Closing Date, the Domestic Subsidiaries are as set forth on Schedule 6.15.

                  "EBITDA" means, for any period, with respect to the Maxim Group Parties on a consolidated basis, without duplication, the sum of
         (a) Net Income for such period (excluding the effect of any extraordinary or other non-recurring gains (including any gain from the sale of property) or non-cash losses) plus (b) an amount which, in the determination of Net Income for such period has been deducted for (i) Interest Expense for such period, (ii) total Federal, state, foreign or other income or franchise taxes for such period and (iii) all depreciation and amortization for such period, all as determined in accordance with GAAP plus (c) for the fiscal quarter ending July 31, 1998, $33,000,000 in non-cash charges of the Maxim Group Parties for such period.

                  "EBITDAR" means, for any period, with respect to the Maxim Group Parties on a consolidated basis, without duplication, the sum of
         (a) Net Income for such period (excluding the effect of any extraordinary or other non-recurring gains (including any gain from the sale of property) or non-cash losses) plus (b) an amount which, in the determination of Net Income for such period has been deducted for (i) Interest Expense for such period, (ii) total Federal, state, foreign or other income or franchise taxes for such period, (iii) all depreciation and amortization for such period, and (iv) Rent Expense for such period, all as determined in accordance with GAAP plus (c) for the fiscal quarter ending July 31, 1998, $33,000,000 in non-cash charges of the Maxim Group Parties for such period.

                  "Effective Date" means the date on which the conditions set forth in Section 5.1 shall have been fulfilled (or waived in the sole discretion of the Lenders) and on which the initial Loans shall have been made and/or the initial Letters of Credit shall have been issued.

                  "Eligible Assignee" means (a) any Lender; (b) an Affiliate of a Lender; and (c) any other Person approved by the Administrative Agent and the Borrower (such approval not to be unreasonably withheld or delayed); provided that (i) the Borrower's consent is not required during the existence and continuation of an Event of Default, (ii) approval by the Borrower shall be deemed given if no objection is received by the assigning Lender and the Administrative Agent from the Borrower within two Business Days after notice of such proposed assignment has been received by the Borrower; and (iii) neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

                  "Eligible Inventory" means, as of any date of determination and without duplication, the lower of (a) the aggregate book value (based on a FIFO or a moving average cost valuation, consistently applied) or (b) fair market value of all raw materials and finished goods inventory owned by any Maxim Group Party and in which NationsBank, in its capacity as agent for the benefit of the Lenders and the TROL Lenders has a first priority security interest, in either case, less appropriate reserves determined in accordance with GAAP, but excluding in any event (a) inventory subject to any Lien other than liens in favor of NationsBank, in its capacity as agent for the benefit of the Lenders and the TROL Lenders, (b) inventory which is not in good condition or fails to meet standards for sale or use imposed by governmental agencies, departments or divisions having regulatory authority over such goods, (c) inventory which is discontinued or not useable or saleable at prices approximating their cost in the ordinary course of the applicable Maxim Group Party's business (including without duplication the amount of any reserves for obsolescence, unsalability or decline in value), (d) inventory located outside of the United States, (e) inventory located at a location not owned or leased by the applicable Maxim Group Party unless the Administrative Agent has received a waiver and estoppel agreement, reasonably satisfactory to the Administrative Agent, from the owner/operator of such location, and, if deemed appropriate by the Administrative Agent, a UCC financing statement has been filed with respect to such location, (f) inventory located at a location leased by the applicable Maxim Group Party at which such Maxim Group Party maintains in excess of $400,000 of inventory and with respect to which the Administrative Agent shall not have received a landlord's waiver and estoppel agreement in a form reasonably satisfactory to the Administrative Agent and (g) inventory which is leased or on consignment.

                  "Eligible Receivables" means, at any time, the aggregate book value of all accounts receivable, receivables, and obligations for payment created or arising from the sale of inventory or the rendering of services in the ordinary course of business (collectively, the "Receivables") owned by or owing to the Maxim Group Parties, net of allowances and reserves for doubtful or uncollectible accounts and sales adjustments consistent with the Borrower's internal policies and in any event in accordance with GAAP but excluding in any event (i) Receivables subject to any Lien, other than Liens securing Credit Party Obligations and Liens in favor of NationsBank, in its capacity as agent for the benefit of the TROL Lenders, (ii) Receivables which are more than 90 days past due (net of reserves for bad debts in connection with any such Receivables), (iii) Receivables for which any Maxim Retail Party is the account debtor and (iv) Receivables owing by an account debtor located outside of the United States (unless payment for the goods shipped is secured by an irrevocable letter of credit in a form and from an institution acceptable to the Administrative Agent). It is specifically understood and agreed that the accounts receivable and receivables purchased or established by GE Capital under the GE Capital Program and accounts receivable and receivables purchased or established by Monogram under the Monogram Program are not owned or owing to the Credit Parties, and therefore will not be included in the definition of Eligible Receivables.

                  "Environmental Claim" means any investigation, written notice, violation, written demand, written allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or written claim whether administrative, judicial, or private in nature arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any assessment, abatement, removal, remedial, corrective, or other response action in connection with an Environmental Law or other order of a Governmental Authority or (d) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

                  "Environmental Laws" means any current or future legal requirement of any Governmental Authority pertaining to (a) the protection of health, safety, and the indoor or outdoor environment,
         (b) the conservation, management, or use of natural resources and wildlife, (c) the protection or use of surface water and groundwater or
         (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any hazardous or toxic substance or material or (e) pollution (including any release to land surface water and groundwater) and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801 et seq., Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) et seq., any analogous implementing or successor law, and any amendment, rule, regulation, order, or directive issued thereunder.

                  "Equity Issuance" means any issuance by a Credit Party to any Person of (a) shares of its capital stock or other equity interests,
         (b) any shares of its capital stock or other equity interests pursuant to the exercise of options or warrants or (c) any shares of its capital stock or other equity interests pursuant to the conversion of any debt securities to equity.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "ERISA Affiliate" means an entity, whether or not incorporated, which is under common control with any Credit Party or any of its Subsidiaries within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes any Credit Party or any of its Subsidiaries and which is treated as a single employer under Sections 414(b), (c), (m), or (o) of the Code.

                  "Eurodollar Loan" means a Loan bearing interest based at a rate determined by reference to the Eurodollar Rate.

                  "Eurodollar Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:

                  Eurodollar Rate =      London Interbank Offered Rate
                                   -----------------------------------------
                                         1 - Eurodollar Reserve Percentage

                  "Eurodollar Reserve Percentage" means for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D

         (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not a Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "Event of Default" means any of the events or circumstances specified in Section 9.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as amended, modified, succeeded or replaced from time to time.

                  "Executive Officer" means any chief executive officer, chief operating officer, executive vice president of finance, chief financial officer, president, vice president or treasurer of the Borrower.

                  "Existing Revolving Letters of Credit" means the letters of credit described on Schedule 2.2(c).

                  "Existing Stand Alone Letter of Credit" means the letter of credit described on Schedule 2.3(c).

                  "Extension of Credit" means, as to any Lender, the making of a Loan by such Lender (or a participation therein by a Lender) or the issuance of, or participation in, a Letter of Credit by such Lender.

                  "Federal Funds Rate" means for any day the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (b) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

                  "Fee Letter" means that certain letter agreement among the Borrower, NMS and the Administrative Agent dated as of August 4, 1998.

                  "First Tier Foreign Subsidiary" means each Foreign Subsidiary which is owned directly by a Credit Party.

                  "Foreign Subsidiary" means any Subsidiary of the Borrower or any other Credit Party that is not a Domestic Subsidiary.

                  "Funded Debt" means, with respect to any Person without duplication, the sum of (a) all Indebtedness of such Person for borrowed money, (b) all purchase money Indebtedness of such Person, (c) the principal portion of all obligations of such Person under Capital Leases, (d) all obligations, contingent or otherwise, relative to the face amount of all letters of credit (other than letters of credit supporting inventory purchases in the ordinary course of business), whether or not drawn, and banker's acceptances issued for the account of such Person (it being understood that, to the extent an undrawn letter of credit supports another obligation consisting of Indebtedness, in calculating aggregated Indebtedness only such other obligation shall be included), (e) all Guaranty Obligations of such Person with respect to Funded Debt of another Person, (f) all Funded Debt of another entity secured by a Lien on any property of such Person whether or not such Funded Debt has been assumed by such Person, (g) all Funded Debt of any partnership or unincorporated joint venture to the extent such Person is legally obligated or has a reasonable expectation of being liable with respect thereto, net of any assets of such partnership or joint venture and (h) the principal portion of all obligations of such Person under Synthetic Leases (including without limitation the principal portion of obligations due under the Participation Agreement and the Operative Agreements (as defined in the Participation Agreement)).

                  "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to Section 1.3.

                  "GE Capital" means General Electric Capital Corporation, a New York corporation.

                  "GE Capital Dealer Agreement" means any Shaw Business Revolving Credit Card Program Business Revolving Charge Dealer Agreement by and among Maxim Retail, C&S Textiles, Inc., the Borrower and GE Capital and any other credit card program revolving charge dealer agreement entered into by and among Maxim Retail, C&S Textiles, Borrower and GE Capital.

                  "GE Capital Program" means any program established by GE Capital under which GE Capital extends credit to certain customers of Maxim Retail and C&S Textiles, Inc. for the purchase of goods, services and other products from Maxim Retail and C&S Textiles, Inc.

                  "Governmental Authority" means any Federal, state, local, provincial or foreign court or governmental agency, authority, instrumentality or regulatory body.

                  "Guarantor" means each of the Domestic Subsidiaries of the Borrower and each Additional Credit Party which has executed a Joinder Agreement or otherwise become a Guarantor hereunder, together with their successors and assigns.

                  "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or other obligation or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of such Indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Indebtedness of such other Person, (c) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or (d) to otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

                  "Hazardous Materials" means any substance, material or waste defined in or regulated under any Environmental Laws.

                  "Hedging Agreements" means any interest rate protection agreements, foreign currency exchange agreements, or other interest or exchange rate hedging agreements, in each case, entered into or purchased by a Credit Party by or from any Lender or any Affiliate of any Lender.

                  "Image Industries" means Image Industries, Inc., a Delaware corporation.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations, other than intercompany items, of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person which would appear as liabilities on a balance sheet of such Person, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all

         Guaranty Obligations of such Person, (g) the principal portion of all obligations of such Person under (i) Capital Leases and (ii) Synthetic Leases, (h) all net obligations of such Person in respect of hedging agreements, foreign currency exchange obligations, and commodity futures agreements, (i) the maximum amount of all performance and standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (j) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due by a fixed date, (k) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) regardless of whether such transaction is effected without recourse to such Person or in a manner that would not be reflected on the balance sheet of such Person in accordance with GAAP, and (l) all obligations of such Person to repurchase any securities which repurchase obligation is related to the issuance thereof, including, without limitation, obligations commonly known as residual equity appreciation potential shares. The Indebtedness of any Person shall include the Indebtedness of any partnership or unincorporated joint venture in which such Person is legally obligated. The Indebtedness of any Person shall not include any obligations of such Person under Operating Leases which are not Capital Leases or Synthetic Leases.

                  "Indenture" means that certain Indenture dated as of October 16, 1997 among the Borrower, as issuer, the Borrower and certain Subsidiaries of the Borrower, as guarantors and State Street Bank and Trust Company, as trustee, as the same may be modified, supplemented or amended from time to time.

                  "Indenture Default" means the existing default by the Credit Parties in the performance or observance of Section 1009 of the Indenture described in Schedule 1.1(b), which default has been disclosed to the Lenders prior to the Closing Date.

                  "Intercreditor Agreement" means that certain Intercreditor Subordination Agreement dated as of the date hereof among the Administrative Agent, NationsBank, in its capacity as agent under the Participation Agreement, NationsBank, in its capacity as agent under the Maxim Retail Credit Agreement, NationsBank, in its capacity as collateral agent for the Lenders and TROL Lenders under the Pledge Agreements and Security Agreements.

                  "Interest Coverage Ratio" means with respect to the Maxim Group Parties on a consolidated basis for the twelve month period ending on the last day of any fiscal quarter of the Borrower, the ratio of (a) EBITDAR to (b) the sum of Interest Expense plus Rent Expense.

                  "Interest Expense" means, for any period, with respect to the Maxim Group Parties on a consolidated basis, all interest expense, including the interest component under Capital Leases, as determined in accordance with GAAP.

                  "Interest Payment Date" means (a) as to Base Rate Loans, the last day of each calendar month and the Maturity Date and (b) as to Eurodollar Loans, the last day of each applicable Interest Period and the Maturity Date, and in addition where the applicable Interest Period for a Eurodollar Loan is greater than three months, then also the date three months from the beginning of the Interest Period and each three months thereafter.

                  "Interest Period" means, as to Eurodollar Loans, a period of one, two, three or six months' duration, as the Borrower may elect, commencing, in each case, on the date of the borrowing (including continuations and conversions thereof); provided, however, (a) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day),
         (b) no Interest Period shall extend beyond the Maturity Date and (c) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

                  "Investment" means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of assets, shares of capital stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of any Person or (b) any deposit with, or advance, loan or other extension of credit to, any Person (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business) or (c) any other capital contribution to or investment in any Person, including, without limitation, any Guaranty Obligation (including any support for a Letter of Credit issued on behalf of such Person) incurred for the benefit of such Person.

                  "Issuing Lender" means NationsBank, N.A. or any successor Administrative Agent.

                  "Issuing Lender Fees" has the meaning set forth in Section 3.4(d).

                  "Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit 7.13.

                  "Lender" means any of the Persons identified as a "Lender" on the signature pages hereto, and any Eligible Assignee which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

                  "Letter of Credit" means any standby or trade Letter of Credit (including without limitation the Revolving Letters of Credit and Stand Alone Letter of Credit) issued for the account of a Credit Party by the Issuing Lender pursuant to Section 2.2 or 2.4 hereof or any Existing Letter of Credit, as such letter of credit may be amended, modified, extended, renewed or replaced.

                  "Leverage Ratio" means, with respect to the Maxim Group Parties on a consolidated basis, as of the end of each fiscal quarter of the Borrower, the ratio of (a) total Funded Debt on such date to (b) EBITDA for the twelve month period ending on such date.

                  "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind, including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof.

                  "Loan" or "Loans" means the Revolving Loans (or a portion of any Revolving Loan), individually or collectively, as appropriate.

                  "LOC Committed Amount" means FIVE MILLION DOLLARS
         ($5,000,000).

                  "LOC Commitment" means the commitment of the Issuing Lender to issue Letters of Credit for the account of a Credit Party in an aggregate face amount any time outstanding (together with the amounts of any unreimbursed drawings thereon) of up to the LOC Committed Amount.

                  "LOC Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk or (b) any collateral security for such obligations.

                  "LOC Obligations" means the Stand Alone LOC Obligations and the Revolving LOC Obligations.

                  "LOC Participants" means the Lenders.

                  "London Interbank Offered Rate" means, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Telerate Page 3750, the applicable rate shall be the arithmetic mean of all such rates. If, for any reason, such rate is not available, the term "London Interbank Offered Rate" shall mean, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

                  "Mandatory Borrowing" has the meaning set forth in Section 2.2(e).

                  "Material Adverse Effect" means a material adverse effect on
         (a) the operations, financial condition, business or prospects of the Credit Parties and their Subsidiaries taken as a whole, (b) the ability of a Credit Party to perform its obligations under this Credit Agreement or any of the other Credit Documents, or (c) the validity or enforceability of this Credit Agreement, any of the other Credit Documents, or the rights and remedies of the Lenders hereunder or thereunder taken as a whole.

                  "Maturity Date" means November 25, 2003.

                  "Maxim Group Parties" means a collective reference to the Borrower and its Subsidiaries (other than Maxim Retail and its Subsidiaries) and "Maxim Group Party" means any one of them.

                  "Maxim Retail" means Maxim Retail Stores, Inc., a Georgia corporation.

                  "Maxim Retail Credit Agreement" that certain Credit Agreement, dated as of the date hereof, among Maxim Retail, certain subsidiaries of Maxim Retail, the lenders party thereto and NationsBank, as agent, as amended, modified, supplemented or restated from time to time.

                  "Maxim Retail Committed Amount" means the Revolving Committed Amount (as defined in the Maxim Retail Credit Agreement).

                  "Maxim Retail Lenders" means the Lenders (as defined in the Maxim Retail Credit Agreement).

                  "Maxim Retail Loans" means the Loans (as defined in the Maxim Retail Credit Agreement).

                  "Maxim Retail LOC Obligations" means the LOC Obligations (as defined in the Maxim Retail Credit Agreement).

                  "Maxim Retail Parties" means a collective reference to Maxim Retail and its Subsidiaries and "Maxim Retail Party" means any one of them.

                  "Monogram" means Monogram Credit Card Bank of Georgia.

                  "Monogram Program" means any program established by Monogram under which Monogram may extend credit to certain customers of Maxim Retail and C&S Textiles, Inc. for the purchase of goods, services and other products from Maxim Retail and C&S Textiles, Inc.

                  "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

                  "Multiemployer Plan" means a Plan covered by Title IV of ERISA which is a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA.

                  "Multiple Employer Plan" means a Plan covered by Title IV of ERISA, other than a Multiemployer Plan, which any Credit Party or any of its Subsidiaries or any ERISA Affiliate and at least one employer other than a Credit Party or any of its Subsidiaries or any ERISA Affiliate are contributing sponsors.

                  "NationsBank" means NationsBank, N.A. or any successor thereto.

                  "Net Cash Proceeds" means the aggregate cash proceeds received from an Asset Disposition, an Equity Issuance or a Debt Issuance net of
         (a) reasonable transaction costs payable to third parties, and (b) taxes paid or a good faith estimate of the taxes payable with respect to such proceeds.

                  "Net Income" means, for any period, the net income after taxes for such period of the Maxim Group Parties on a consolidated basis, as determined in accordance with GAAP.

                  "Net Worth" means, as of any date, shareholders' equity or net worth of the Maxim Group Parties on a consolidated basis, as determined in accordance with GAAP.

                  "NMS" means NationsBanc Montgomery Securities LLC.

                  "Non-Excluded Taxes" has the meaning set forth in Section
         3.13.

                  "Note" or "Notes" means the Revolving Notes, individually or collectively, as appropriate.

                  "Notice of Borrowing" means a request by the Borrower for a Revolving Loan, in the form of Exhibit 2.1(b).

                  "Notice of Continuation/Conversion" means a request by the Borrower to continue an existing Eurodollar Loan to a new Interest Period or to convert a Eurodollar Loan to a Base Rate Loan or a Base Rate Loan to a Eurodollar Loan, in the form of Exhibit 2.5.

                  "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

                  "Participation Agreement" means that certain Participation Agreement dated as of November 25, 1998 among the Borrower, as construction agent and lessee, the guarantors party thereto, First Security Bank, National Association, as owner trustee, the lenders identified therein, as holders, the lenders identified therein, as lenders and NationsBank, as agent, as amended or modified from time to time.

                  "Participation Interest" means the Extension of Credit by a Lender by way of a purchase of a participation in Letters of Credit or LOC Obligations as provided in Section 2.2 or in any Loans as provided in Section 2.3 or Section 3.8.

                  "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

                  "Permitted Acquisition" means the acquisition by a Maxim Group Party of all or a majority of the capital stock of another Person or all or substantially all of the business or a line of business of another Person, provided that each of the following conditions are satisfied: (a) prior to such acquisition, the Borrower shall deliver to the Administrative Agent and Lenders evidence reasonably satisfactory to the Administrative Agent and Required Lenders demonstrating that after giving effect to such acquisition, including without limitation, any Indebtedness incurred or assumed by such Maxim Group Party as a result of such acquisition, on a pro forma basis, as if such acquisition had occurred on the first day of the twelve month period ending on the last day of the Borrower's most recently completed fiscal quarter, the Maxim Group Parties would have been in compliance with all the financial covenants set forth in Section 7.2, (b) simultaneously with any such acquisition, the Borrower shall have taken all action required under applicable law, or reasonably requested by the Administrative Agent, to grant to the Administrative Agent, for the benefit of the Lenders, a valid and perfected first-priority security interest in all the assets acquired pursuant to such acquisition, (c) the acquisition is consummated pursuant to a negotiated acquisition agreement and involves the purchase of a company, business or property in the same line of business as the Borrower or any Subsidiary of the Borrower, (d) the cash consideration paid in any single acquisition does not exceed $10,000,000 and the cash consideration paid in the aggregate for all such acquisitions in any fiscal year of the Borrower does not exceed $20,000,000, (e) the total cash and non-cash consideration (including, without limitation, Indebtedness assumed in connection with any single acquisition) paid in any single acquisition does not exceed $20,000,000 and the total cash and non-cash consideration (including, without limitation, Indebtedness assumed in connection with any single acquisition) paid in the aggregate for all such acquisitions in any fiscal year of the Borrower does not exceed $40,000,000, (f) after giving effect to the acquisition, the representations and warranties set forth in Section 6 hereof shall be true and correct in all material respects on and as of the date of such acquisition with the same effect as though made on and as of such date,
         (g) no Default or Event of Default exists and is continuing or would result from such acquisition.

                  "Permitted Investments" means Investments which are (a) cash or Cash Equivalents, (b) accounts receivable created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, (c) inventory, raw materials, furniture, fixtures, equipment and general intangibles acquired in the ordinary course of business, (d) subject to the terms of Section 8.14 and
         Section 8.17, leasehold improvements acquired in the ordinary course of business, (e) Investments by a Credit Party in any Maxim Group Party,
         (f) loans to directors, officers or employees (i) of any Maxim Group Party in the ordinary course of business for reasonable business expenses, not to exceed, in the aggregate, $1,000,000 at any one time and (ii) of any Maxim Retail Party in the ordinary course of business for reasonable business expenses, not to exceed, in the aggregate, $250,000 at any one time, (g) Permitted Acquisitions, (h) the purchase, redemption, acquisition or retirement by the Borrower of any shares of its capital stock of any class or any warrants or options to purchase any such shares in an amount not to exceed, in the aggregate, the sum of (i) $10,000,000 plus (ii) 50% of Net Income earned subsequent to January 31, 1999, (i) loans to franchisees so long as (after giving effect to such proposed loan) (i) the amount of any single such loan by the Borrower or any Subsidiary does not exceed $2,000,000 and (ii) the aggregate amount of such loans to franchisees by the Borrower and its Subsidiaries does not exceed $12,000,000 in the aggregate during the term of this Credit Agreement; (j) other Investments (in addition to those set forth above) not to exceed, in the aggregate, $500,000 at any one time.

                  "Permitted Liens" means (a) Liens securing Credit Party Obligations, (b) Liens securing the obligations of the Maxim Retail Parties under the Maxim Retail Credit Agreement and the Credit Documents (as defined in the Maxim Retail Credit Agreement), (c) Liens securing Indebtedness permitted by Section 8.1(j), (d) Liens for taxes not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale, collection, levy or loss on account thereof), (e) Liens in respect of property imposed by law arising in the ordinary course of business such as materialmen's, mechanics', warehousemen's, carrier's, landlords' and other nonconsensual statutory Liens which are not yet due and payable or which are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof), (f) pledges or deposits made in the ordinary course of business to secure payment of worker's compensation insurance, unemployment insurance, pensions or social security programs, (g) Liens arising from good faith deposits in connection with or to secure performance of tenders, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money), (h) Liens arising from good faith deposits in connection with or to secure performance of statutory obligations and surety and appeal bonds, (i) easements, rights-of-way, restrictions (including zoning restrictions), matters of plat, minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purposes, (j) judgment Liens that would not constitute an Event of Default, (k) Liens in connection with Indebtedness permitted by Section 8.1(e), (l) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a creditor depository institution and (m) Liens existing on the date hereof and identified on Schedule 1.1(c); provided that no such Lien shall extend to any property other than the property subject thereto on the Closing Date.

                  "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated), or any Governmental Authority.

                  "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which any Credit Party or any of its Subsidiaries or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

                  "Pledge Agreements" means any pledge agreement executed and delivered by a Credit Party in favor of NationsBank, in its capacity as agent, for the benefit of the Lenders and the TROL Lenders, to secure its obligations under the Credit Documents, the Participation Agreement and Operative Agreements (as defined in the Participation Agreement) as amended, modified, extended, renewed or replaced from time to time.

                  "Prime Rate" means the per annum rate of interest established from time to time by the Administrative Agent at its principal office in Charlotte, North Carolina (or such other principal office of the Administrative Agent as communicated in writing to the Borrower and the Lenders) as its Prime Rate. Any change in the interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. of the Business Day on which each change in the Prime Rate is announced by the Administrative Agent. The Prime Rate is a reference rate used by the Administrative Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

                  "Prior Credit Agreement" means that certain Credit Agreement, dated as of August 26, 1997, by and among the Borrower and certain of its subsidiaries, as borrowers, the lenders referred to therein and NationsBank, N.A., as administrative agent (as assignee in interest of First Union National Bank), as amended or modified from time to time.

                  "Purchase Agreement" means that certain Agreement and Plan of Merger dated as of June 23, 1998 between the Borrower, CMAX Acquisition, Inc., a Georgia corporation, Shaw Industries, Inc., a Georgia corporation and Shaw Carpet Showplace, Inc., a Georgia corporation.

                  "Real Properties" means the real properties that the Credit Parties may own or lease (as lessee or sublessee) from third parties from time to time.

                  "Regulation D, U, or X" means Regulation D, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Rent Expense" means, for any period, with respect to the Maxim Group Parties on a consolidated basis, all rent payable under an Operating Lease (whether a lease of real property, personal property or mixed), as determined in accordance with GAAP.

                  "Reportable Event" means a "reportable event" as defined in
         Section 4043 of ERISA with respect to which the notice requirements to the PBGC have not been waived.

                  "Required Lenders" means Lenders whose aggregate Credit Exposure (as hereinafter defined) constitutes more than 50% of the Credit Exposure of all Lenders at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time then there shall be excluded from the determination of Required Lenders the aggregate principal amount of Credit Exposure of such Lender at such time. For purposes of the preceding sentence, the term "Credit Exposure" as applied to each Lender shall mean (a) at any time prior to the termination of the Commitments, the sum of (i) the Revolving Loan Commitment Percentage of such Lender multiplied by the Revolving Committed Amount plus (ii) the Stand Alone LOC Commitment Percentage of such Lender multiplied by the Stand Alone LOC Committed Amount and (b) at any time after the termination of the Commitments, the sum of (i) the principal balance of the outstanding Loans of such Lender plus (ii) such Lender's Participation Interests in the face amount of the outstanding Letters of Credit.

                  "Requirement of Law" means, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material property is subject.

                  "Revolving Committed Amount" means NINETY FIVE MILLION DOLLARS ($95,000,000) or such lesser amount as the Revolving Committed Amount may be reduced pursuant to Section 2.1(d) or 3.3(c).

                  "Revolving Letters of Credit" means the Existing Revolving Letters of Credit and any Revolving Letter of Credit issued for the account of a Credit Party by the Issuing Lender pursuant to Section 2.2 hereof, as such Revolving Letters of Credit may be amended, modified, extended, renewed or replaced.

                  "Revolving Loan Commitment" means, with respect to each Lender, the commitment of such Lender to make its portion of the Revolving Loans in a principal amount equal to such Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount.

                  "Revolving Loan Commitment Percentage" means, for each Lender, the percentage identified as its Revolving Loan Commitment Percentage on Schedule 1.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

                  "Revolving Loan Unused Commitment" means, for any period, the amount by which (a) the then applicable aggregate Revolving Committed Amount exceeds (b) the daily average sum for such period of the outstanding aggregate principal amount of all Revolving Loans plus the aggregate amount of Revolving LOC Obligations outstanding.

                  "Revolving Loans" means the Revolving Loans made to the Borrower pursuant to Section 2.1.

                  "Revolving LOC Obligations" means, at any time, the sum of (a) the maximum amount which is, or at any time thereafter may become, available to be drawn under Revolving Letters of Credit (including the Existing Revolving Letters of Credit) then outstanding, assuming compliance with all requirements for drawings referred to in such Revolving Letters of Credit plus (b) the aggregate amount of all drawings under Revolving Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

                  "Revolving Note" or "Revolving Notes" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Revolving Loans provided pursuant to Section 2.1, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time and as evidenced in the form of Exhibit 2.1(f).

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor or assignee of the business of such division in the business of rating securities.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Security Agreements" means any security agreement executed and delivered by a Credit Party in favor of NationsBank, in its capacity as agent for the benefit of the Lenders and the TROL Lenders to secure its obligations under the Credit Documents, the Participation Agreement and the Operative Agreements (as defined in the Participation Agreement) as such may be amended, modified, extended, renewed, restated or replaced from time to time.

                  "Shaw Merger Agreement" means that certain Agreement and Plan of Merger dated as of June 23, 1998 by and among the Borrower, CMAX Acquisition, Inc., a Georgia corporation, Shaw Industries, Inc., a Georgia corporation and Shaw Carpet Showplace, Inc., a Georgia corporation.

                  "Shaw Promissory Note" means that certain Subordinated Promissory Note dated August 9, 1998 issued by the Borrower in favor of Shaw Industries, Inc. in the amount of $18,048,000.

                  "Shaw Transaction" means the merger of CMAX Acquisition, Inc., a Subsidiary of the Borrower, with and into Shaw Carpet Showplace, Inc. in accordance with the Shaw Merger Agreement and the Georgia Business Corporation Code.

                  "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Solvent" means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Stand Alone Letter of Credit" means (a) the Existing Stand Alone Letter of Credit or (b) any letter of credit issued for the account of the Borrower or Image Industries by the Issuing Lender pursuant to Section 2.3, as such Stand Alone Letter of Credit may be amended, modified, extended, renewed or replaced.

                  "Stand Alone LOC Committed Amount" means THIRTY ONE MILLION DOLLARS ($31,000,000).

                  "Stand Alone LOC Commitment" means the commitment of the Issuing Lender to issue the Stand Alone Letter of Credit in an amount at any time outstanding (together with the amounts of unreimbursed drawings thereon) of up to the Stand Alone LOC Committed Amount.

                  "Stand Alone LOC Commitment Percentage" means, for each Lender, the percentage identified as its Stand Alone LOC Commitment Percentage on Schedule 1.1(a) attached hereto, as such percentage may be modified in connection with any assignment made in accordance with the terms of Section 11.3 hereof.

                  "Stand Alone LOC Obligations" means, at any time, the sum of
         (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under the Stand Alone Letter of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Stand Alone Letter of Credit plus (ii) the aggregate amount of all drawings under the Stand Alone Letter of Credit honored by the Issuing Lender but not theretofore reimbursed.

                  "Stand Alone LOC Unused Commitment" means, for any period, the amount by which (i) the Stand Alone LOC Committed Amount exceeds (ii) the daily average sum for such period of outstanding Stand Alone LOC Obligations.

                  "Standby Letter of Credit Fees" has the meaning set forth in
         Section 3.4(b).

                  "Subordinated Debt" means the Indebtedness evidenced by the Indenture or by the guarantees thereof in an aggregate amount not to exceed $100,000,000.

                  "Subsidiary" means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity in which such person directly or indirectly through Subsidiaries has more than a 50% equity interest at any time.

                  "Synthetic Lease" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes, but is classified as an Operating Lease.

                  "Synthetic Lease Obligations" means any and all obligations of the Borrower, non-existing or hereafter arising under the Participation Agreement and/or any other Operative Agreement (as defined in the Participation Agreement).

                  "Termination Event" means (a) with respect to any Single Employer Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (b) the withdrawal of any Credit Party or any of its Subsidiaries or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (c) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (d) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (e) any event or condition which might reasonably constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (f) the complete or partial withdrawal of any Credit Party or any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan.

                  "Total Assets" means all items which in accordance with GAAP would be classified as assets of the Borrower and its Subsidiaries on a consolidated basis.

                  "TROL Lenders" means the lenders, holders and other Financing Parties (as defined in the Participation Agreement) from time to time party to the Participation Agreement.

                  "UCP" has the meaning set forth in Section 2.2(g).

                  "Trade Letter of Credit Fees" has the meaning set forth in
         Section 3.4(c).

                  "Voting Stock" of a corporation means all classes of the capital stock of such corporation then outstanding and normally entitled to vote in the election of directors.

                  "Year 2000 Problem" means any risk that any computer hardware, software or other equipment used by a Credit Party or any of its Subsidiaries will not function as effectively and reliably on and after January 1, 2000 as it does prior to January 1, 2000, to the extent such risk would cause or be reasonably expected to cause a Material Adverse Effect.

         1.2      Computation of Time Periods and Other Definitional Provisions.

         For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding." References in this Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided.

         1.3      Accounting Terms.

         Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 (or, prior to the delivery of the first financial statements pursuant to Section 7.1, consistent with the financial statements described in Section 5.1(d); provided, however, if (a) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Administrative Agent or the Required Lenders shall so object in writing within 30 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with GAAP as in effect as of the date of the most recent financial statements delivered by the Borrower to the Lenders to which no such objection shall have been made.


                                    SECTION 2

                                CREDIT FACILITIES

         2.1      Revolving Loans.

                  (a) Revolving Loan Commitment. Subject to the terms and conditions set forth herein, each Lender severally agrees to make revolving loans (each a "Revolving Loan" and collectively the "Revolving Loans") to the Borrower, in Dollars, at any time and from time to time, during the period from and including the Effective Date to but not including the Maturity Date (or such earlier date if the Revolving Committed Amount has been terminated as provided herein); provided, however, that (i) the sum of the aggregate amount of Revolving Loans outstanding plus the aggregate amount of Revolving LOC Obligations outstanding plus the aggregate amount of Synthetic Lease Obligations outstanding shall not exceed the Revolving Committed Amount and (ii) with respect to each individual Lender, the Lender's pro rata share of outstanding Revolving Loans plus such Lender's pro rata share of outstanding Revolving LOC Obligations plus such Lender's pro rata share of the aggregate amount of the outstanding Synthetic Lease Obligations shall not exceed such Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount. Subject to the terms of this Credit Agreement (including Section 3.3), the Borrower may borrow, repay and reborrow Revolving Loans.

                  (b) Method of Borrowing for Revolving Loans. By no later than 11:00 a.m. (i) on the date of the requested borrowing of Revolving Loans that will be Base Rate Loans or (ii) three Business Days prior to the date of the requested borrowing of Revolving Loans that will be Eurodollar Loans, the Borrower shall telephone the Administrative Agent with the information described below as well as submit a written Notice of Borrowing in the form of Exhibit 2.1(b) to the Administrative Agent setting forth (A) the amount requested, (B) whether such Revolving Loans shall accrue interest at the Adjusted Base Rate or the Adjusted Eurodollar Rate, (C) with respect to Revolving Loans that will be Eurodollar Loans, the Interest Period applicable thereto and (D) certification that the Borrower has complied in all respects with
         Section 5.2. All Revolving Loans made on the Effective Date shall be Base Rate Loans. Thereafter, all or any portion of such Revolving Loans may be converted into Eurodollar Loans in accordance with the terms of
         Section 2.5.

                  (c) Funding of Revolving Loans. Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly inform the Lenders as to the terms thereof. Each Lender shall make its Revolving Loan Commitment Percentage of the requested Revolving Loans available to the Administrative Agent by 1:00 p.m. on the date specified in the Notice of Borrowing by deposit, in Dollars, of immediately available funds at the offices of the Administrative Agent at its principal office in Charlotte, North Carolina or at such other address as the Administrative Agent may designate in writing. The amount of the requested Revolving Loans will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office of the Administrative Agent, to the extent the amount of such Revolving Loans are made available to the Administrative Agent.

                  No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make Revolving Loans hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any such Revolving Loan that such Lender does not intend to make available to the Administrative Agent its portion of the Revolving Loans to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of such Revolving Loans, and the Administrative Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Revolving Loan pursuant to the Notice of Borrowing and (ii) from a Lender at the Federal Funds Rate.

                  (d) Reductions of Revolving Committed Amount. Upon at least three Business Days' notice, the Borrower shall have the right to permanently reduce, without premium or penalty, all or part of the aggregate unused amount of the Revolving Committed Amount at any time or from time to time; provided that (i) each partial reduction shall be in an aggregate amount at least equal to $1,000,000 and in integral multiples of $500,000 above such amount and (ii) no reduction shall be made which would reduce the Revolving Committed Amount to an amount less than the aggregate amount of outstanding Revolving Loans plus the aggregate amount of outstanding Revolving LOC Obligations plus the aggregate amount of outstanding Synthetic Lease Obligations. Any reduction in (or termination of) the Revolving Committed Amount shall be permanent and may not be reinstated. The Administrative Agent shall immediately notify the Lenders of any reduction in the Revolving Committed Amount.

                  (e)      Interest.  Subject to the provisions of Section 3.1,

                           (i) Base Rate Loans. During such periods as Revolving
                  Loans shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Adjusted Base Rate.

                           (ii) Eurodollar Loans. During such periods as
                  Revolving Loans shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate.

                  (f) Revolving Notes. The Revolving Loans made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to such Lender in an original principal amount equal to such Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount and in substantially the form of Exhibit 2.1(f).

         2.2      Letter of Credit Subfacility.

                  (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require and in reliance upon the representations and warranties set forth herein, the Issuing Lender shall from time to time upon request issue (from the Effective Date to the Maturity Date and in a form reasonably acceptable to the Issuing Lender), in Dollars, and the LOC Participants shall participate in, Revolving Letters of Credit for the account of a Maxim Group Party; provided, however, that (i) the aggregate amount of LOC Obligations shall not at any time exceed the LOC Committed Amount, (ii) the sum of the aggregate amount of Revolving LOC Obligations outstanding plus the Revolving Loans outstanding plus the Synthetic Lease Obligations outstanding shall not exceed the Revolving Committed Amount and (iii) with respect to each individual LOC Participant, the LOC Participant's pro rata share of outstanding Revolving Loans plus its pro rata share of outstanding Revolving LOC Obligations plus its pro rata share of Synthetic Lease Obligations shall not exceed such LOC Participant's Revolving Loan Commitment Percentage of the Revolving Committed Amount. The Issuing Lender may require the issuance and expiry date of each Revolving Letter of Credit to be a Business Day. Each Revolving Letter of Credit shall be a standby letter of credit issued to support the obligations (including pension or insurance obligations), contingent or otherwise, of a Maxim Group Party or a commercial trade letter of credit in respect of the purchase of goods and services by a Maxim Group Party in the ordinary course of business. Except as otherwise expressly agreed upon by all the LOC Participants, no Revolving Letter of Credit shall have an original expiry date more than one year from the date of issuance, or as extended, shall have an expiry date extending beyond the Maturity Date. Each Revolving Letter of Credit shall comply with the related LOC Documents.

                  (b) Notice and Reports. The request for the issuance of a Revolving Letter of Credit shall be submitted to the Issuing Lender at least three Business Days prior to the requested date of issuance. The Issuing Lender will, at least quarterly and more frequently upon request, provide to the Administrative Agent for dissemination to the Lenders a detailed report specifying the Revolving Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the account party, the beneficiary, the face amount, and the expiry date as well as any payments or expirations which may have occurred. The Issuing Lender will further provide to the Administrative Agent, promptly upon request, copies of the Revolving Letters of Credit and the other LOC Documents. Notwithstanding anything to the contrary set forth in this Credit Agreement, with respect to any Letter of Credit issued for the account of a Maxim Group Party other than the Borrower, the Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and the Borrower shall have the reimbursement obligations hereunder with respect to such Letter of Credit.

                  (c)      Participations.

                           (i) Each LOC Participant acknowledges and confirms
                  that it has a Participation Interest in the liability of the Issuing Lender under each Existing Revolving Letter of Credit in an amount equal to its Revolving Loan Commitment Percentage of such Existing Revolving Letters of Credit. The Borrower's reimbursement obligations in respect of each Existing Revolving Letter of Credit, and each LOC Participant's obligations in connection therewith, shall be governed by the terms of this Credit Agreement.

                           (ii) Each LOC Participant, upon issuance of a
                  Revolving Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Revolving Letter of Credit and each LOC Document related thereto and the rights and obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Revolving Loan Commitment Percentage of the obligations under such Revolving Letter of Credit, and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its Revolving Loan Commitment Percentage of the obligations arising under such Revolving Letter of Credit. Without limiting the scope and nature of each LOC Participant's participation in any Revolving Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Revolving Letter of Credit, each such LOC Participant shall pay to the Issuing Lender its Revolving Loan Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) or (e) hereof. The obligation of each LOC Participant to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower or any other Credit Party to reimburse the Issuing Lender under any Revolving Letter of Credit, together with interest as hereinafter provided.

                  (d) Reimbursement. In the event of any drawing under any Revolving Letter of Credit, the Issuing Lender will promptly notify the Borrower. Unless the Borrower shall immediately notify the Issuing Lender of its intent to otherwise reimburse the Issuing Lender, the Borrower shall be deemed to have requested that the Lenders make a Revolving Loan in the amount of the drawing as provided in subsection
         (e) below on the related Revolving Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations. The Borrower shall reimburse the Issuing Lender on the day of drawing under any Revolving Letter of Credit with the proceeds of such Revolving Loan obtained hereunder or otherwise in same day funds as provided herein or in the LOC Documents. If the Borrower shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Base Rate plus the Applicable Percentage for the Base Rate Loans that are Revolving Loans plus two percent (2%). The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of (but without waiver of) any rights of set-off, counterclaim or defense to payment the applicable account party or the Borrower may claim or have against an Issuing Lender, the Administrative Agent, the Lenders, the beneficiary of the Revolving Letter of Credit drawn upon or any other Person, including without limitation, any defense based on any failure of the applicable account party, the Borrower or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Revolving Letter of Credit. The Issuing Lender will promptly notify the LOC Participants of the amount of any unreimbursed drawing and each LOC Participant shall promptly pay to the Issuing Lender, in Dollars and in immediately available funds, the amount of such LOC Participant's Revolving Loan Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 12:00 Noon, otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the day such notice is received. If such LOC Participant does not pay such amount to the Issuing Lender in full upon such request, such LOC Participant shall, on demand, pay to the Issuing Lender interest on the unpaid amount during the period from the date the LOC Participant received the notice regarding the unreimbursed drawing until such LOC Participant pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two Business Days of the date of drawing, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each LOC Participant's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a LOC Participant to the Issuing Lender, such LOC Participant shall, automatically and without any further action on the part of the Issuing Lender or such LOC Participant, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower and the other Credit Parties with respect thereto.

                  (e) Repayment with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan borrowing to reimburse a drawing under a Revolving Letter of Credit (as set forth in clause (d) above), the Administrative Agent shall give notice to the applicable Lenders that a Revolving Loan has been requested or deemed requested in connection with a drawing under a Revolving Letter of Credit, in which case a Revolving Loan borrowing comprised solely of Base Rate Loans (each such borrowing, a "Mandatory Borrowing") shall be immediately made from all applicable Lenders (without giving effect to any termination of the Commitments pursuant to Section 9.2) pro rata based on each Lender's respective Revolving Loan Commitment Percentage and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective Revolving LOC Obligations. Each such Lender hereby irrevocably agrees to make such Revolving Loans immediately upon any such request or deemed request on account of each such Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (i) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 5.2 are then satisfied, (iii) whether a Default or Event of Default then exists, (iv) failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required hereunder, (v) the date of such Mandatory Borrowing, or (vi) any reduction in the Revolving Committed Amount or any termination of the Commitments. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each such Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) its Participation Interest in the outstanding Revolving LOC Obligations; provided, further, that in the event any Lender shall fail to fund its Participation Interest on the day the Mandatory Borrowing would otherwise have occurred, then the amount of such Lender's unfunded Participation Interest therein shall bear interest payable to the Issuing Lender upon demand, at the rate equal to, if paid within two Business Days of such date, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

                  (f) Modification and Extension. The issuance of any supplement, modification, amendment, renewal, or extensions to any Revolving Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Revolving Letter of Credit hereunder.

                  (g) Uniform Customs and Practices. The Issuing Lender may have the Revolving Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of

         Commerce (Publication No. 500 or the most recent publication, the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

                  (h) Responsibility of Issuing Lender. It is expressly understood and agreed as between the Lenders that the obligations of the Issuing Lender hereunder to the LOC Participants are only those expressly set forth in this Credit Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 5.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section
         2.2 shall be deemed to prejudice the right of any LOC Participant to recover from the Issuing Lender any amounts made available by such LOC Participant to the Issuing Lender pursuant to this Section 2.2 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Revolving Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

                  (i) Conflict with LOC Documents. In the event of any conflict between this Credit Agreement and any LOC Document, this Credit Agreement shall govern.

         2.3      Stand Alone Letter of Credit Facility.

                  (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require and in reliance upon the representations and warranties set forth herein (and subject to the provisions of Section 2.3(c)(i) below), the Issuing Lender shall issue (from the Effective Date to the Maturity Date and in a form reasonably acceptable to the Issuing Lender), in Dollars and the Lenders shall participate in, the Stand Alone Letter of Credit for the account of the Borrower and Image Industries; provided, however, that the aggregate amount of the Stand Alone LOC Obligations shall not at any time exceed the Stand Alone LOC Committed Amount. The Stand Alone Letter of Credit shall be issued to provide a liquidity facility for payment of the principal and interest on the Bonds. Except as otherwise expressly agreed upon by all the LOC Participants, the Stand Alone Letter of Credit shall not have an expiry date extending beyond 30 days prior to the Maturity Date. The Stand Alone Letter of Credit shall comply with the related LOC Documents. The issuance and expiry date of the Stand Alone Letter of Credit shall be a Business Day.

                  (b) Request and Reports. The request for the issuance of the Stand Alone Letter of Credit shall be submitted to the Issuing Lender at least three Business Days prior to the requested date of issuance. The Issuing Lender will, at least quarterly and more frequently upon request, provide to the Administrative Agent for dissemination to the Lenders a detailed report specifying the activity with respect to the Stand Alone Letter of Credit which may have occurred since the date of the prior report, and including therein, among other things, the account party, the beneficiary, the outstanding balance, and the expiry date as well as any payments or expirations which may have occurred.

         The Issuing Lender will further provide to the Administrative Agent, promptly upon request, copies of the Stand Alone Letter of Credit and the other LOC Documents.

                  (c)      Participations.

                                    (i) Each LOC Participant acknowledges and
                  confirms that it has a Participation Interest in the liability of the Issuing Lender under the Stand Alone Letter of Credit in an amount equal to such Lender's Stand Alone LOC Commitment Percentage of the Stand Alone Committed Amount. The Stand Alone Letter of Credit shall be governed by the terms of this Credit Agreement.

                                    (ii) Each LOC Participant, upon issuance of
                  the Stand Alone Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in the Stand Alone Letter of Credit and each LOC Document related thereto and the rights and obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Stand Alone LOC Commitment Percentage of the obligations under the Stand Alone Letter of Credit and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its Stand Alone LOC Commitment Percentage of the obligations arising under the Stand Alone Letter of Credit. Without limiting the scope and nature of each LOC Participant's participation in the Stand Alone Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder, each such LOC Participant shall pay to the Issuing Lender its Stand Alone LOC Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) or (e) hereof. The obligation of each LOC Participant to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower or any other Credit Party to reimburse the Issuing Lender under the Stand Alone Letter of Credit, together with interest as hereinafter provided.

                  (d) Reimbursement. In the event of any drawing under the Stand Alone Letter of Credit, the Issuing Lender will promptly notify the Borrower. The Borrower shall reimburse the Issuing Lender on the day the Issuing Lender pays a drawing under the Stand Alone Letter of Credit in same day funds as provided herein or in the LOC Documents; provided, however, if, pursuant to the terms of the corresponding LOC Documents, any reimbursement obligation with respect to a draw under the Stand Alone Letter of Credit is not required to be immediately paid, such reimbursement obligation will be payable in accordance with the related LOC Documents and will accrue interest, fees, and other charges as if such reimbursement obligation constituted a Base Rate Loan in accordance with the terms of this Credit Agreement; and provided further that, notwithstanding anything to the contrary in such LOC Documents, if any such reimbursement obligation is not immediately due and payable, the same shall nonetheless be paid in full on or before the Maturity Date. If the Borrower shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Base Rate plus four percent (4%) and shall constitute an Event of Default. The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Administrative Agent, the Lenders, the beneficiary of the Stand Alone Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Stand Alone Letter of Credit; provided, however, that the Borrower may have a claim against the Issuing Lender, and the Issuing Lender may be liable to the Borrower, to the extent of any actual damages suffered by the Borrower as a result of the Issuing Lender's gross negligence or willful misconduct in failing to pay a drawing under the Stand Alone Letter of Credit presented in strict conformity therewith. The Issuing Lender will promptly notify the other LOC Participants of the amount of any unreimbursed drawing and each LOC Participant shall promptly pay to the Administrative Agent for the account of the Issuing Lender in Dollars and in immediately available funds, the amount of such LOC Participant's Stand Alone LOC Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such LOC Participant from the Issuing Lender if such notice is received at or before 2:00 p.m., otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the day such notice is received. If such LOC Participant does not pay such amount to the Issuing Lender in full upon such request, such LOC Participant shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of payment by the Issuing Lender of such drawing until such Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two Business Days of the date of payment of such drawing, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each LOC Participant's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (e) Modification, Extension. The issuance of any supplement, modification, amendment, renewal, or extensions to the Stand Alone Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Stand Alone Letter of Credit hereunder.

                  (f) Uniform Customs and Practices. The Issuing Lender may have the Stand Alone Letter of Credit be subject to the UCP, in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

         2.4      Indemnification of Issuing Lender.

                           (a) In addition to its other obligations under this
                  Credit Agreement, the Borrower hereby agrees to protect, indemnify, pay and save the Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions, herein called "Government Acts").

                           (b) As between the Borrower and the Issuing Lender,
                  the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (G) any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

                           (c) In furtherance and extension and not in
                  limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put the Issuing Lender under any resulting liability to the Borrower or any other Credit Party. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future Government Acts. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

                           (d) Nothing in this Section 2.4 is intended to limit
                  the reimbursement obligation of the Borrower contained in Sections 2.2 or 2.3. The obligations of the Borrower under this Section 2.4 shall survive the termination of this Credit Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Credit Agreement.

                           (e) Notwithstanding anything to the contrary
                  contained in this Section 2.4, the Borrower shall have no obligation to indemnify the Issuing Lender in respect of any liability incurred by the Issuing Lender arising solely out of the gross negligence or willful misconduct of the Issuing Lender, as determined by a court of competent jurisdiction.

                           (f) To the extent the Borrower does not fulfill any
                  or all of its obligations under this Section 2.4, each LOC Participant agrees to reimburse the Issuing Lender for any losses incurred thereby ratably in accordance with each such LOC Participant's Stand Alone LOC Commitment Percentage and Revolving Loan Commitment Percentage, as applicable.

         2.5      Continuations and Conversions.

         The Borrower shall have the option, on any Business Day, to continue existing Eurodollar Loans for a subsequent Interest Period, to convert Base Rate Loans into Eurodollar Loans or to convert Eurodollar Loans into Base Rate Loans; provided, however, that (i) each such continuation or conversion must be requested by the Borrower pursuant to a written Notice of Continuation/Conversion, in the form of Exhibit 2.5, in compliance with the terms set forth below, (ii) except as provided in Section 3.11, Eurodollar Loans may only be continued or converted into Base Rate Loans on the last day of the Interest Period applicable thereto, (iii) Eurodollar Loans may not be continued nor may Base Rate Loans be converted into Eurodollar Loans during the existence and continuation of a Default or an Event of Default and (iv) any request to continue a Eurodollar Loan that fails to comply with the terms hereof or any failure to request a continuation of a Eurodollar Loan at the end of an Interest Period shall constitute a conversion to a Base Rate Loan on the last day of the applicable Interest Period. Each continuation or conversion must be requested by the Borrower no later than 11:00 a.m. (A) on the date for a requested conversion of a Eurodollar Loan to a Base Rate Loan or (B) three Business Days prior to the date for a requested continuation of a Eurodollar Loan or conversion of a Base Rate Loan to a Eurodollar Loan, in each case pursuant to a written Notice of Continuation/Conversion submitted to the Administrative Agent which shall set forth (x) whether the Borrower wishes to continue or convert such Loans and (y) if the request is to continue a Eurodollar Loan or convert a Base Rate Loan to a Eurodollar Loan, the Interest Period applicable thereto.

         2.6      Minimum Amounts.

         Each request for a borrowing, conversion or continuation shall be subject to the requirements that (a) each Eurodollar Loan shall be in a minimum amount of $3,000,000 and in integral multiples of $100,000 in excess thereof,
(b) each Base Rate Loan shall be in a minimum amount of the lesser of $500,000 (and integral multiples of $100,000 in excess thereof) or the remaining amount available under the Revolving Committed Amount and (c) no more than six (6) Eurodollar Loans shall be outstanding hereunder at any one time. For the purposes of this Section, all Eurodollar Loans with the same Interest Periods that begin and end on the same date shall be considered as one Eurodollar Loan, but Eurodollar Loans with different Interest Periods, even if they begin on the same date, shall be considered as separate Eurodollar Loans.


                                    SECTION 3

          GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT

         3.1      Interest.

                  (a) Default Rate of Interest. Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents (including without limitation fees and expenses) shall bear interest, payable on demand, at a per annum rate equal to 2% plus the rate which would otherwise be applicable (or if no rate is applicable, then the rate for Revolving Loans that are Base Rate Loans plus two percent (2%) per annum).

                  (b) Interest Payments. Interest on Loans shall be due and payable in arrears on each Interest Payment Date. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding day.

         3.2      Place and Manner of Payments.

         All payments of principal, interest, fees, expenses and other amounts to be made by a Credit Party under this Credit Agreement shall be received not later than 2:00 p.m. on the date when due, in Dollars and in immediately available funds, by the Administrative Agent at its offices in Charlotte, North Carolina. Payments received after such time shall be deemed to have been received on the next Business Day. The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Administrative Agent, the Loans, Letters of Credit, fees or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall, subject to Section 3.7, distribute such payment to the Lenders in such manner as the Administrative Agent may deem appropriate). The Administrative Agent will distribute such payments to the applicable Lenders on the same Business Day if any such payment is received prior to 2:00 p.m.; otherwise the Administrative Agent will distribute such payment to the applicable Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day.

         3.3      Prepayments.

                  (a) Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time without premium or penalty; provided, however, that (i) Eurodollar Loans may only be prepaid on three Business Days' prior written notice to the Administrative Agent and (ii) each such partial prepayment of Loans shall be in the minimum principal amount of $1,000,000 and integral multiples of $500,000 in excess thereof. All prepayments under this Section shall be subject to Section 3.14 and be accompanied by interest on the principal amount prepaid through the date of prepayment.

                  (b)      Mandatory Prepayments.

                           (i) Revolving Committed Amount. If at any time the sum of the aggregate amount of Revolving Loans outstanding plus Revolving LOC Obligations outstanding plus the Synthetic Lease Obligations outstanding exceeds the Revolving Committed Amount, the Borrower shall immediately make a principal payment to the Administrative Agent in the manner and in an amount such that the sum of the aggregate amount of Revolving Loans outstanding plus Revolving LOC Obligations outstanding plus the Synthetic Lease Obligations outstanding is less than or equal to the Revolving Committed Amount (to be applied as set forth in Section 3.3(c) below).

                           (ii) Asset Sales. Immediately upon receipt by a Credit Party or any of its Subsidiaries of proceeds from any Asset Disposition, the Borrower shall forward an amount equal to 100% of the Net Cash Proceeds of such Asset Disposition to the Lenders and the Maxim Retail Lenders as a prepayment of the Loans and Maxim Retail Loans (to be applied as set forth in Section 3.3(c) below).

                           (iii) Issuances of Equity. Immediately upon receipt by a Credit Party or any of its Subsidiaries of cash proceeds from any Equity Issuance, the Borrower shall forward 100% of the Net Cash Proceeds of such Equity Issuance to the Lenders and the Maxim Retail Lenders as a prepayment of the Loans and Maxim Retail Loans (to be applied as set forth in Section 3.3(c) below).

                           (iv) Issuance of Debt. Immediately upon receipt by a Credit Party or any of its Subsidiaries of proceeds from any Debt Issuance, the Borrower shall forward 100% of the Net Cash Proceeds of such Debt Issuance to the Lenders and the Maxim Retail Lenders as a prepayment of the Loans and Maxim Retail Loans (to be applied as set forth in Section 3.3(c) below).

                  (c) Application of Prepayments. All amounts required to be paid pursuant to Section 3.3(b)(i) shall be applied first to Revolving Loans and second to a cash collateral account in respect of Revolving LOC Obligations. All amounts required to be paid pursuant to Sections 3.3(b)(ii), (iii) and (iv) above shall be applied first pro rata among to the Revolving Loans (with a corresponding permanent reduction in the Revolving Committed Amount) and the Maxim Retail Loans (with a corresponding permanent reduction in the Maxim Retail Committed Amount), and second, pro rata to a cash collateral account in respect of Revolving LOC Obligations and the Stand Alone LOC Obligations and a cash collateral account in respect of the Maxim Retail LOC Obligations. Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments hereunder shall be subject to Section 3.14 and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

         3.4      Fees.

                  (a) Commitment Fees. In consideration of the Revolving Committed Amount and the Stand Alone LOC Committed Amount being made available by the Lenders hereunder, the Borrower agrees to pay to the Administrative Agent, for the pro rata benefit of each Lender (based on each Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount and each Lender's Stand Alone LOC Commitment Percentage of the Stand Alone LOC Committed Amount), a per annum fee equal to the Applicable Percentage for Commitment Fees multiplied by the Revolving Loan Unused Commitment and a fee equal to the Applicable Percentage for Commitment Fees multiplied by the Stand Alone LOC Unused Commitment (the "Commitment Fees"). The Commitment Fees shall commence to accrue on the Effective Date and shall be due and payable in arrears on the last day of each fiscal quarter of the Borrower (as well as on the Maturity Date and on any date that the Revolving Committed Amount or the Stand Alone LOC Committed Amount is reduced) for the immediately preceding fiscal quarter (or portion thereof), beginning with the first of such dates to occur after the Closing Date.

                  (b) Standby Letter of Credit Fee. In consideration of the issuance of standby Letters of Credit hereunder, the Borrower agrees to pay to the Issuing Lender for the pro rata benefit of each Lender (based on each Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount), a per annum fee (the "Standby Letter of Credit Fees") equal to the Applicable Percentage for the Standby Letter of Credit Fees on the average daily maximum amount available to be drawn under each such Letter of Credit from the date of issuance to the date of expiration. The Standby Letter of Credit Fees will be payable in arrears on the last day of each fiscal quarter of the Borrower (as well as on the Maturity Date) for the immediately preceding fiscal quarter (or portion thereof), beginning with the first of such dates to occur after the Closing Date.

                  (c) Trade Letter of Credit Fee. In consideration of the issuance of trade Letters of Credit hereunder, the Borrower agrees to pay to the Issuing Lender for the pro rata benefit of each Lender (based on each Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount) a per annum fee (the "Trade Letter of Credit Fees") equal to the Applicable Percentage for the Trade Letter of Credit Fees on the average daily maximum amount available to be drawn under each such Letter of Credit from the date of issuance to the date of expiration. The Trade Letter of Credit Fees will be payable in arrears on the last day of each fiscal quarter of the Borrower (as well as on the Maturity Date) for the immediately preceding fiscal quarter (or portion thereof), beginning with the first of such dates to occur after the Closing Date.

                  (d) Issuing Lender Fees. In addition to the Standby Letter of Credit Fees payable pursuant to clause (b) above and the Trade Letter of Credit Fees payable pursuant to clause (c) above, the Borrower shall pay to the Issuing Lender for its own account, without sharing by the other Lenders, (i) the customary charges from time to time to the Issuing Lender for its services in connection with the issuance, amendment, payment, transfer, administration, cancellation and conversion of, and drawings under, Letters of Credit, and (ii) a letter of credit fronting fee of 0.125% of the face amount of each Letter of Credit (collectively, the "Issuing Lender Fees").

                  (e) Administrative Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, an annual fee in accordance with the terms of the Fee Letter.

         3.5      Payment in full at Maturity.

         On the Maturity Date, the entire outstanding principal balance of all Loans and all LOC Obligations, together with accrued but unpaid interest and all other sums owing with respect thereto, shall be due and payable in full, unless accelerated sooner pursuant to Section 9.2.

         3.6      Computations of Interest and Fees.

                  (a) Except for Base Rate Loans, in which case interest shall be computed on the basis of a 365 or 366 day year as the case may be, all computations of interest and fees hereunder shall be made on the basis of the actual number of days elapsed over a year of 360 days. Interest shall accrue from and include the date of borrowing (or continuation or conversion) but exclude the date of payment.

                  (b) It is the intent of the Lenders and the Credit Parties to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lenders and the Credit Parties are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged, or received under this Credit Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable law. If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such documents shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum lawful amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans. The right to demand payment of the Loans or any other indebtedness evidenced by any of the Credit Documents does not include the right to accelerate the payment of any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such indebtedness does not exceed the maximum nonusurious amount permitted by applicable law.

         3.7      Pro Rata Treatment.

         Except to the extent otherwise provided herein:

                  (a) Loans. Each Revolving Loan borrowing (including, without limitation, each Mandatory Borrowing), each payment or prepayment of principal of any Loan, each payment of fees (other than the Issuing Lender Fees retained by the Issuing Lender for its own account and the fees retained by the Administrative Agent for its own account), each reduction of the Revolving Committed Amount and/or Stand Alone LOC Committed Amount, and each conversion or continuation of any Loan, shall (except as otherwise provided in Section 3.11) be allocated pro rata among the relevant Lenders in accordance with the respective Revolving Loan Commitment Percentages of such Lenders (or, if the Commitments of such Lenders have expired or been terminated, in accordance with the respective principal amounts of the outstanding Loans and Participation Interests of such Lenders); provided that, if any Lender shall have failed to pay its applicable pro rata share of any Revolving Loan, then any amount to which such Lender would otherwise be entitled pursuant to this subsection (a) shall instead be payable to the Administrative Agent until the share of such Loan not funded by such Lender has been repaid; provided further, that in the event any amount paid to any Lender pursuant to this subsection (a) is rescinded or must otherwise be returned by the Administrative Agent, each Lender shall, upon the request of the Administrative Agent, repay to the Administrative Agent the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Administrative Agent until the date the Administrative Agent receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus two percent (2%) per annum; and

                  (b) Letters of Credit. Each payment of unreimbursed drawings in respect of Revolving LOC Obligations and Stand Alone LOC Obligations shall be allocated to each LOC Participant pro rata in accordance with its Revolving Loan Commitment Percentage or Stand Alone LOC Commitment Percentage, as applicable; provided that, if any LOC Participant shall have failed to pay its applicable pro rata share of any drawing under any Letter of Credit, then any amount to which such LOC Participant would otherwise be entitled pursuant to this subsection (b) shall instead be payable to the Issuing Lender until the share of such unreimbursed drawing not funded by such Lender has been repaid; provided further, that in the event any amount paid to any LOC Participant pursuant to this subsection (b) is rescinded or must otherwise be returned by the Issuing Lender, each LOC Participant shall, upon the request of the Issuing Lender, repay to the Administrative Agent for the account of the Issuing Lender the amount so paid to such LOC Participant, with interest for the period commencing on the date such payment is returned by the Issuing Lender until the date the Issuing Lender receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus two percent (2%) per annum.

         3.8      Sharing of Payments.

         The Lenders agree among themselves that, except to the extent otherwise provided herein, in the event that any Lender shall obtain payment in respect of any Loan, unreimbursed drawing with respect to any LOC Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly pay in cash or purchase from the other Lenders a participation in such Loans, LOC Obligations, and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by payment in cash or a repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan, LOC Obligation or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Administrative Agent shall fail to remit to the Administrative Agent or any other Lender an amount payable by such Lender or such Administrative Agent to the Administrative Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.8 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.8 to share in the benefits of any recovery on such secured claim.

         3.9      Capital Adequacy.

         If, after the date hereof, any Lender has determined that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender, or its parent corporation, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's (or parent corporation's) capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender, or its parent corporation, could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's (or parent corporation's) policies with respect to capital adequacy), then, upon notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         3.10     Inability To Determine Interest Rate.

         If prior to the first day of any Interest Period, the Administrative Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter, and will also give prompt written notice to the Borrower when such conditions no longer exist. If such notice is given (a) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (b) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate Loans and
(c) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice is withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans.

         3.11     Illegality.

         Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Credit Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert a Base Rate Loan to Eurodollar Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and (c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days or the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.14.

         3.12     Requirements of Law.

         If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

                  (a) shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit, any Eurodollar Loans made by it or its obligation to make Eurodollar Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 3.13 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under Section 3.13(b)) and changes in taxes measured by or imposed upon the overall net income, or franchise tax (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof);

                  (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                  (c) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender, through the Administrative Agent, in accordance herewith, the Borrower shall be obligated to promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such increased cost or reduced amount receivable, provided that, in any such case, the Borrower may elect to convert the Eurodollar Loans made by such Lender hereunder to Base Rate Loans by giving the Administrative Agent at least one Business Day's notice of such election, in which case the Borrower shall promptly pay to such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 3.14. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 3.12, it shall provide prompt notice thereof to the Borrower, through the Administrative Agent, certifying (x) that one of the events described in this Section 3.12 has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this Section 3.12 submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive and binding on the parties hereto in the absence of manifest error. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         3.13     Taxes.

                  (a) Except as provided below in this Section 3.13, all payments made by the Borrower under this Credit Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, excluding taxes measured by or imposed upon the net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement or any Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Notes, (A) the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement and any Notes, provided, however, that the Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this Section 3.13 whenever any Non-Excluded Taxes are payable by the Borrower, and (B) as promptly as possible after requested the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and any Lender for any incremental Non-Excluded Taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                      (i)(A) on or before the date of any payment by the
                  Borrower under this Credit Agreement or Notes to such Lender, deliver to the Borrower and the Administrative Agent (x) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Credit Agreement and any Notes without deduction or withholding of any United States federal income taxes and (y) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

                         (B) deliver to the Borrower and the Administrative
                  Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                                    (C) obtain such extensions of time for
                  filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent; or

                           (ii) in the case of any such Lender that is not a
                  "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (A) represent to the Borrower (for the benefit of the Borrower and the Administrative Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (B) agree to furnish to the Borrower, on or before the date of any payment by the Borrower, with a copy to the Administrative Agent, two accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Internal Revenue Code with respect to payments to be made under this Credit Agreement and any Notes (and to deliver to the Borrower and the Administrative Agent two further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Administrative Agent for filing and completing such forms), and (C) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Credit Agreement and any Notes.

         Notwithstanding the above, if any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent, then such Lender shall be exempt from such requirements. Each Person that shall become a Lender or a participant of a Lender pursuant to Section 11.3 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection (b); provided that in the case of a participant of a Lender, the obligations of such participant of a Lender pursuant to this subsection (b) shall be determined as if the participant of a Lender were a Lender except that such participant of a Lender shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

         3.14     Compensation.

         The Borrower promises to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Credit

Agreement, (b) default by the Borrower in making any prepayment of a Eurodollar Loan after the Borrower has given a notice thereof in accordance with the provisions of this Credit Agreement and (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) minus (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. The agreements in this Section shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         3.15     Evidence of Debt.

         (a) Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Credit Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

         (b) The Administrative Agent shall maintain the Register pursuant to
Section 11.3(c), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder, and (iii) the amount of any sum received by the Administrative Agent hereunder from or for the account of the Borrower and each Lender's share thereof, if any. The Administrative Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

         (c) The entries made in the accounts, Register and subaccounts maintained pursuant to subsection (b) of this Section 3.16 (and, if consistent with the entries of the Administrative Agent, subsection (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register, or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay the Loans made by such Lender in accordance with the terms hereof.

         3.16     Replacement of Lenders.

         In the event any Lender delivers to the Borrower any notice in accordance with Section 3.9, 3.11 or 3.12, then the Borrower shall have the right, if no Default or Event of Default then exists, to replace such Lender (the "Replaced Lender") with one or more additional banks or financial institutions (collectively, the "Replacement Lender"), provided, that (a) the Replacement Lender is acceptable to the Administrative Agent, (b) at the time of any replacement pursuant to this Section 3.16, the Replacement Lender shall enter into one or more Assignment and Acceptance agreements pursuant to, and in accordance with the terms of, Section 11.3(b) (and with all processing and recordation fees payable pursuant to said Section 11.3(b) to be paid by the Replacement Lender or, at its option, the Borrower) pursuant to which the Replacement Lender shall acquire all of the rights and obligations of the Replaced Lender hereunder and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of (i) the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, and (ii) all accrued, but theretofore unpaid, fees owing to the Replaced Lender pursuant to Section 3.4, (c) all other obligations of the Borrower owing to the Replaced Lender (including all other obligations, if any, owing pursuant to Sections 3.9, 3.11 and 3.12) shall be paid in full to such Replaced Lender concurrently with such replacement and (d) the Administrative Agent and the Lenders shall not be obligated to assist the Borrower in identifying any Replacement Lender.


                                    SECTION 4

                                    GUARANTY

         4.1      Guaranty of Payment.

         Subject to Section 4.7 below, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Lender, each Affiliate of Lender that enters into a Hedging Agreement and the Administrative Agent the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise). This Guaranty is a guaranty of payment and not of collection and is a continuing guaranty and shall apply to all Credit Party Obligations whenever arising.

         4.2      Obligations Unconditional.

         The obligations of the Guarantors hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or the Hedging Agreements, or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each Guarantor agrees that this Guaranty may be enforced by the Lenders without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Notes or any other of the Credit Documents or any collateral, if any, hereafter securing the Credit Party Obligations or otherwise and each Guarantor hereby waives the right to require the Lenders to proceed against the Borrower or any other Person (including a co-guarantor) or to require the Lenders to pursue any other remedy or enforce any other right. Each Guarantor further agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor of the Credit Party Obligations for amounts paid under this Guaranty until such time as the Lenders (and any Affiliates of Lenders entering into Hedging Agreements) have been paid in full, all Commitments under the Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents. Each Guarantor further agrees that nothing contained herein shall prevent the Lenders from suing on the Notes or any of the other Credit Documents or any of the Hedging Agreements or foreclosing its security interest in or Lien on any collateral, if any, securing the Credit Party Obligations or from exercising any other rights available to it under this Credit Agreement, the Notes, any other of the Credit Documents, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any of any Guarantor's obligations hereunder; it being the purpose and intent of each Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither any Guarantor's obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrower or by reason of the bankruptcy or insolvency of the Borrower. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Credit Party Obligations and notice of or proof of reliance of by the Administrative Agent or any Lender upon this Guarantee or acceptance of this Guarantee. The Credit Party Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee. All dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantors further agree to all rights of set-off as set forth in Section 11.2.

         4.3      Modifications.

         Each Guarantor agrees that (a) all or any part of the Collateral now or hereafter held for the Credit Party Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) the Lenders shall not have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held, if any, for the Credit Party Obligations or the properties subject thereto; (c) the time or place of payment of the Credit Party Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the Borrower and any other party liable for payment under the Credit Documents may be granted indulgences generally; (e) any of the provisions of the Notes or any of the other Credit Documents may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of the Borrower or any other party liable for the payment of the Credit Party Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Credit Party Obligations, all without notice to or further assent by such Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

         4.4      Waiver of Rights.

         Each Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this Guaranty by the Lenders and of all extensions of credit to the Borrower by the Lenders; (b) presentment and demand for payment or performance of any of the Credit Party Obligations; (c) protest and notice of dishonor or of default (except as specifically required in the Credit Agreement) with respect to the Credit Party Obligations or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Credit Party Obligations, or the Lenders' subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; (e) all other notices to which such Guarantor might otherwise be entitled; and (f) demand for payment under this Guaranty.

         4.5      Reinstatement.

         The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         4.6      Remedies.

         The Guarantors agree that, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Credit Party Obligations may be declared to be forthwith due and payable as provided in
Section 9 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 9) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Credit Party Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Credit Party Obligations being deemed to have become automatically due and payable), such Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Security Agreements and the other Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

         4.7      Limitation of Guaranty.

         Notwithstanding any provision to the contrary contained herein or in any of the other Credit Documents, to the extent the obligations of any Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

         4.8      Rights of Contribution.

         The Credit Parties agree among themselves that, in connection with payments made hereunder, each Credit Party shall have contribution rights against the other Credit Parties as permitted under applicable law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of the Credit Parties under the Credit Documents and no Credit Party shall exercise such rights of contribution until all Credit Party Obligations have been paid in full and the Commitments terminated.


                                    SECTION 5

                              CONDITIONS PRECEDENT

         5.1      Closing Conditions.

         The obligation of the Lenders to enter into this Credit Agreement and make the initial Extension of Credit is subject to satisfaction (or waiver by each of the Lenders) of the following conditions:

                  (a) Executed Credit Documents. Receipt by the Administrative Agent of duly executed copies of: (i) this Credit Agreement; (ii) the Notes; (iii) the Collateral Documents; and (iv) all other Credit Documents, each in form and substance reasonably acceptable to the Administrative Agent.

                  (b) Corporate Documents. With respect to each Credit Party that is a corporation, receipt by the Administrative Agent of the following:

                           (i) Charter Documents. Copies of the articles or
                  certificates of incorporation or other charter documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Effective Date.

                           (ii) Bylaws. A copy of the bylaws of each Credit
                  Party certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Effective Date.

                           (iii) Resolutions. Copies of resolutions of the Board
                  of Directors of each Credit Party approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the Effective Date.

                           (iv) Good Standing. Copies of certificates of good
                  standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing would have a Material Adverse Effect on the business or operations of a Credit Party in such jurisdiction.

                           (v) Incumbency. An incumbency certificate of each
                  Credit Party certified by a secretary or assistant secretary to be true and correct as of the Effective Date.

                  (c) Partnership Documents. With respect to each Credit Party that is a partnership, receipt by the Administrative Agent of the following:

                           (i) Authorization. Authorization of the general
                  partner(s) of such Credit Party, as of the Closing Date, approving and adopting the Credit Documents to be executed by such Credit Party and authorizing the execution and delivery thereof.

                           (ii) Partnership Agreements. Certified copies of the
                  partnership agreement of such Credit Party, together with all amendments thereto.

                           (iii) Certificates of Good Standing or Existence.
                  Certificate of good standing or existence for such Credit Party issued as of a recent date by its state of organization and each other state where the failure to qualify or be in good standing could have a Material Adverse Effect.

                           (iv) Incumbency. An incumbency certificate of the
                  general partner(s) of such Credit Party, certified by a secretary or assistant secretary of such general partner to be true and correct as of the Closing Date.

                  (d) Opinion of Counsel. Receipt by the Administrative Agent of an opinion or opinions (which shall cover, among other things, authority, legality, validity, binding effect, and enforceability of the Credit Documents and the attachment, perfection, and validity of liens), reasonably satisfactory to the Administrative Agent, addressed to the Administrative Agent and the Lenders and dated as of the Effective Date, from legal counsel to the Credit Parties.

                  (e) Financial Statements. Receipt by the Lenders of such financial information regarding the Maxim Group Parties as they may request, including, but not limited to, (i) the consolidated financial statements of the Maxim Group Parties for the fiscal years 1997 and 1998, including balance sheets, income statements and cash flow statements audited by independent public accountants of recognized national standing and prepared in accordance with GAAP, (ii) interim unaudited monthly financial statements for the Maxim Group Parties, prepared in accordance with GAAP, and (iii) monthly working capital detail for the trailing twelve months of the Maxim Group Parties and the first projected year for the Maxim Group Parties.

                  (f) Personal Property Collateral. The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent:

                           (i) searches of Uniform Commercial Code ("UCC")
                  filings in the jurisdiction of the chief executive office of each Credit Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent's security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

                           (ii) duly executed UCC financing statements for each
                  appropriate jurisdiction as is necessary, in the Administrative Agent's sole discretion, to perfect the Administrative Agent's security interest in the Collateral;

                           (iii) searches of ownership of intellectual property
                  in the appropriate governmental offices as requested by the Administrative Agent and such patent, trademark and copyright filings as requested by the Administrative Agent;

                           (iv) all stock certificates evidencing the stock
                  pledged to the Administrative Agent pursuant to the Pledge Agreements, together with duly executed in blank undated stock powers attached thereto; and

                           (v) all instruments and chattel paper in the
                  possession of a Credit Party, as required by the Security Agreements, together with allonges or assignments as may be necessary to perfect the Administrative Agent's security interest in such Collateral.

                  (g) Evidence of Insurance. Receipt by the Administrative Agent of copies of insurance policies or certificates of insurance of the Credit Parties evidencing liability and casualty insurance meeting the requirements set forth in the Credit Documents, including, but not limited to, naming the Administrative Agent as additional insured or loss payee on behalf of the Lenders.

                  (h) Material Adverse Effect. No material adverse change shall have occurred since January 31, 1998 in the condition (financial or otherwise), business, management or prospects of the Borrower and its Subsidiaries taken as a whole.

                  (i) Litigation. There shall not exist any pending or, to the knowledge of any Credit Party, threatened action, suit, investigation or proceeding against a Credit Party or any of their Subsidiaries that would have or would reasonably be expected to have a Material Adverse Effect.

                  (j) Landlord Waiver. With respect to each leased location of a Credit Party (i) on which such Credit Party maintains in excess of $400,000 of inventory and (ii) for which the Administrative Agent in its sole discretion determines that a landlord consent is required, receipt by the Administrative Agent of a landlord consent from the respective landlord in form and substance satisfactory to the Administrative Agent.

                  (k) Officer's Certificates. The Administrative Agent shall have received a certificate or certificates executed by an Executive Officer of the Borrower as of the Effective Date stating that (i) except for the Indenture Default under the Indenture, the Borrower and each of its Subsidiaries are in compliance with all existing financial obligations, (ii) no action, suit, investigation or proceeding is pending or, to the knowledge of any Credit Party, threatened in any court or before any arbitrator or governmental instrumentality that purports to effect the Borrower, any of the its Subsidiaries or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding would have or might reasonably be expected to have a Material Adverse Effect, (iii) the financial statements and information delivered to the Administrative Agent on or before the Effective Date were prepared in good faith and in accordance with GAAP and (iv) immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated therein to occur on such date, (A) the Borrower and each of its Subsidiaries is Solvent, (B) no Default or Event of Default exists, (C) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and (D) the Credit Parties are in compliance with each of the financial covenants set forth in Section 7.2.

                  (l) Prior Credit Agreement. Receipt by the Administrative Agent of evidence that: (i) Prior Credit Agreement and all documents executed or delivered in connection therewith, have been terminated, and (ii) all amounts owing in connection with the Prior Credit Agreement have been paid in full and all liens granted in connection therewith have been or are agreed to be released.

                  (m) Fees and Expenses. Payment by the Credit Parties of the fees and expenses owed by them to the Administrative Agent, as set forth in the Fee Letter.

                  (n) Priority of Liens. The Administrative Agent shall have received satisfactory evidence that none of the Collateral is subject to any Liens other than Permitted Liens.

                  (o) Year 2000. Receipt by the Administrative Agent of evidence that (a) the Borrower and its Subsidiaries are taking all necessary and appropriate steps to ascertain the extent of, and to quantify and successfully address, business and financial risks facing the Borrower and such Subsidiary as a result of what is commonly referred to as the `Year 2000 problem' (i.e., the inability of certain computer applications to recognize correctly and perform date-sensitive functions involving certain dates prior to and after December 31,

         1999), including risks resulting from the failure of key vendors and customers of the Borrower or any Subsidiary to successfully address the Year 2000 problem, and (b) the Borrower and each Subsidiary's material computer applications and those of its key vendors and customers will, on a timely basis, adequately address the Year 2000 problem in all material respects.

                  (p) Maxim Retail. Receipt by the Administrative Agent of evidence that all conditions precedent to the effectiveness of the Maxim Retail Credit Agreement shall have been satisfied.

                  (q) Synthetic Lease. Receipt by the Administrative Agent of evidence that all conditions precedent to the effectiveness of the Participation Agreement shall have been satisfied.

                  (r) Other. Receipt and satisfactory review by the Administrative Agent of such other documents, instruments, agreements or information as reasonably and timely requested by the Administrative Agent or any Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership and contingent liabilities of the Borrower and its Subsidiaries.

         5.2      Conditions to All Extensions of Credit.

         In addition to the conditions precedent stated elsewhere herein, the Lenders shall not be obligated to make Loans nor shall an Issuing Lender be required to issue or extend a Letter of Credit unless:

                  (a) Notice. The Borrower shall have delivered (i) in the case of any new Revolving Loan, a Notice of Borrowing, duly executed and completed, by the time specified in Section 2.1 and (ii) in the case of any Letter of Credit, the Issuing Lender shall have received an appropriate request for issuance in accordance with the provisions of
         Section 2.2 or Section 2.3, as applicable;

                  (b) Representations and Warranties. The representations and warranties made by the Credit Parties in any Credit Document are true and correct in all material respects at and as if made as of such date except to the extent they expressly relate to an earlier date;

                  (c) No Default. No Default or Event of Default shall exist or be continuing either prior to or after giving effect thereto; and

                  (d) Availability. Immediately after giving effect to the making of a Loan (and the application of the proceeds thereof) or to the issuance of a Letter of Credit, as the case may be, the sum of the Revolving Loans outstanding plus Revolving LOC Obligations outstanding plus the aggregate amount of Synthetic Lease Obligations outstanding shall not exceed the Revolving Committed Amount and the Stand Alone LOC Obligations outstanding shall not exceed the Stand Alone LOC Committed Amount.

The delivery of each Notice of Borrowing and each request for a Letter of Credit shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (b), (c), and (d) above.


                                    SECTION 6

                         REPRESENTATIONS AND WARRANTIES

         The Credit Parties hereby represent to the Administrative Agent and each Lender that:

         6.1      Financial Condition.

                  (a) The financial statements delivered to the Lenders prior to the Effective Date and pursuant to Section 7.1(a) and (b): (i) have been prepared in accordance with GAAP and (ii) present fairly the consolidated and consolidating (as applicable) financial condition, results of operations and cash flows of the Credit Parties and their Subsidiaries as of such date and for such periods.

                  (b) Since January 31, 1998, (i) there has been no sale, transfer or other disposition by any Credit Party or any of their Subsidiaries of any material part of the business or property of the Credit Parties, taken as a whole, and (ii) other than the Shaw Transaction, there has been no purchase or other acquisition by any Credit Party or any of their Subsidiaries of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Credit Parties, taken as a whole, in each case, which, is not (A) reflected in the most recent financial statements delivered to the Lenders pursuant to Section 7.1 or in the notes thereto or (B) otherwise permitted by the terms of this Credit Agreement and communicated to the Administrative Agent.

         6.2      No Material Change.

         Since the Effective Date, there has been no development or event relating to or affecting a Credit Party or any of their Subsidiaries which has had or would be reasonably expected to have a Material Adverse Effect. To the knowledge of any Credit Party, since January 31, 1998, there has been no development or event relating to or affecting a Credit Party or any of their Subsidiaries which has had or would be reasonably expected to have a Material Adverse Effect.

         6.3      Organization and Good Standing.

         Each Credit Party (a) is duly organized, validly existing and in good standing under the laws of the State (or other jurisdiction) of its incorporation or formation, (b) is duly qualified and in



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


good standing and authorized to do business in every jurisdiction unless the failure to be so qualified, in good standing or authorized would have a Material Adverse Effect and (c) has the right, power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted.

         6.4      Due Authorization.

         Each Credit Party (a) has the right, power and authority to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party and to incur the obligations herein and therein provided for and (b) is duly authorized to, and has been authorized by all necessary corporate and other action, to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party.

         6.5      No Conflicts.

         Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by such Credit Party will (a) violate or conflict with any provision of the articles or certificate of incorporation, bylaws or other organizational documents of the Borrower or any of its Subsidiaries, (b) violate, contravene or materially conflict with any Requirement of Law or any other law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which could have or might be reasonably expected to have a Material Adverse Effect, or (d) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Credit Documents) upon or with respect to its properties.

         6.6      Consents.

         Except for consents, approvals and authorizations which have been obtained, no consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party in respect of any Credit Party is required in connection with the execution, delivery or performance of this Credit Agreement or any of the other Credit Documents by such Credit Party.

         6.7      Enforceable Obligations.

         This Credit Agreement and the other Credit Documents have been duly executed and delivered and constitute legal, valid and binding obligations of each Credit Party enforceable against such Credit Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization or moratorium laws or similar laws relating to or affecting creditors' rights generally or by general equitable principles.


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


         6.8      No Default.

         Except for the Indenture Default, no Credit Party, nor any of their Subsidiaries, is in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default would have or would be reasonably expected to have a Material Adverse Effect. No Default or Event of Default exists except as previously disclosed in writing to the Lenders.

         6.9      Ownership.

         Each Credit Party, and each of its Subsidiaries, is the owner of, and has good and marketable title to, or has a valid license to use all of its respective assets and none of such assets is subject to any Lien other than Permitted Liens.

         6.10     Indebtedness.

         The Credit Parties and their Subsidiaries have no Indebtedness except
(a) as disclosed in the financial statements referenced in Section 6.1, (b) as set forth on Schedule 6.10 and (c) as otherwise permitted by this Credit Agreement.

         6.11     Litigation.

         There are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of any Credit Party, threatened against, any Credit Party or any of its Subsidiaries which could have or might be reasonably expected to have a Material Adverse Effect.

         6.12     Taxes.

         Each Credit Party, and each of its Subsidiaries, has filed, or caused to be filed, all material tax returns (federal, state, local and foreign) required to be filed and paid (a) all material amounts of taxes shown thereon to be due and payable (including interest and penalties) and (b) all material other taxes, fees, assessments and other governmental charges (including documentary stamp taxes and intangibles taxes) that are due and payable, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. To the knowledge of the Credit Parties, there are no material amounts claimed to be due against any of them by any Governmental Authority.

         6.13     Compliance with Law.

         Each Credit Party, and each of its Subsidiaries, is in compliance with all Requirements of Law and all other laws, rules, regulations, orders and decrees (including without limitation Environmental Laws) applicable to it, or to its properties, unless such failure to comply would not have or would not be reasonably expected to have a Material Adverse Effect.


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


         6.14     ERISA.

         Except as would not result or be reasonably expected to result in a Material Adverse Effect:

                  (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no Termination Event has occurred, and, to the knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any Termination Event could reasonably be expected to occur, with respect to any Plan;
         (ii) no "accumulated funding deficiency," as such term is defined in
         Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor or the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

                  (b) The actuarial present value of all "benefit liabilities" under each Single Employer Plan (determined within the meaning of Section 401(a)(2) of the Code, utilizing the actuarial assumptions used to fund such Plans), whether or not vested, did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the current value of the assets of such Plan allocable to such accrued liabilities.

                  (c) Neither the Borrower, nor any of its Subsidiaries nor any ERISA Affiliate has incurred, or, to the knowledge of the Credit Parties, are reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower, any of its Subsidiaries nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.

                  (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or is reasonably likely to subject the Borrower or any of its Subsidiaries or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower or any of its Subsidiaries or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

                  (e) The present value (determined using actuarial and other assumptions which are reasonable with respect to the benefits provided and the employees participating) of the liability of the Borrower and its Subsidiaries and each ERISA Affiliate for post-retirement welfare benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA), net of all assets under all such Plans allocable to such


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


         benefits, are reflected on the Financial Statements in accordance with FASB 106.

                  (f) Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in material compliance with such sections.

         6.15     Subsidiaries.

         Set forth on Schedule 6.15 is a complete and accurate list of all Subsidiaries of each Credit Party. Information on Schedule 6.15 includes jurisdiction of incorporation or organization, the number of shares of each class of capital stock or other equity interests outstanding, the number and percentage of outstanding shares of each class owned (directly or indirectly) by such Credit Party; and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding capital stock and other equity interests of all such Subsidiaries is validly issued, fully paid and non-assessable and is owned by each such Credit Party, directly or indirectly, free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents). Other than as set forth in Schedule 6.15, neither any Credit Party nor any Subsidiary thereof has outstanding any securities convertible into or exchangeable for its capital stock nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to its capital stock.
Schedule 6.15 may be updated from time to time by the Borrower by giving written notice thereof to the Administrative Agent. As of the Closing Date, none of the Credit Parties owns any shares of capital stock in any Foreign Subsidiaries.

         6.16     Use of Proceeds.

         The proceeds of the Loans hereunder will be used solely for the purposes specified in Section 7.11. No proceeds of the Loans hereunder have been or will be used (a) to acquire, directly or indirectly, any security in any transaction which is subject to Sections 13 or 14 of the Securities Exchange Act of 1934, as amended, (including, without limitation, Sections 13(d) and 14(d) thereof) or to refinance any Indebtedness used to acquire any such securities or
(b) for the acquisition of another Person unless the board of directors (or other comparable governing body) or stockholders, as appropriate, of such Person has approved such acquisition.

         6.17     Government Regulation.

                  (a) No part of the Letters of Credit or proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U, or for the purpose of purchasing or carrying or trading in any securities. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U. No Indebtedness being reduced or retired out of the proceeds of the Loans was or will be


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


         incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation T. "Margin stock" within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Credit Parties and their Subsidiaries. None of the transactions contemplated by the Credit Documents (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation T, U or X.

                  (b) No Credit Party, nor any of their Subsidiaries, is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, no Credit Party, nor any of their Subsidiaries, is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (c) No director, executive officer or principal shareholder of any Credit Party or any of their Subsidiaries is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director", "executive officer" and "principal shareholder" (when used with reference to any Lender) have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

         6.18     Environmental Matters.

                  (a) Except as would not cause or reasonably be expected to cause a Material Adverse Effect:

                           (i) Each of the Real Properties and all operations at
                  the Real Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Real Properties or the businesses operated by the Credit Parties or any of their Subsidiaries (the "Businesses"), and there are no conditions relating to the Businesses or Real Properties that would reasonably be expected to give rise to liability under any applicable Environmental Laws.

                           (ii) No Credit Party has received any written notice
                  of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding Hazardous Materials or compliance with Environmental Laws with regard to any of the Real Properties or the Businesses, nor, to the knowledge of a Credit Party or any of its Subsidiaries, is any such notice being threatened.


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


                           (iii) Hazardous Materials have not been transported
                  or disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties or any other location, in each case by, or on behalf or with the permission of, a Credit Party or any of its Subsidiaries in a manner that would give rise to liability under any applicable Environmental Laws.

                           (iv) No judicial proceeding or governmental or
                  administrative action is pending or, to the knowledge of a Credit Party or any of its Subsidiaries, threatened, under any Environmental Law to which a Credit Party or any of its Subsidiaries is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to a Credit Party or any of its Subsidiaries, the Real Properties or the Businesses.

                           (v) There has been no release (including, without
                  limitation, disposal) or threat of release of Hazardous Materials at or from the Real Properties, or arising from or related to the operations of a Credit Party or any of its Subsidiaries in connection with the Real Properties or otherwise in connection with the Businesses where such release constituted a violation of, or would give rise to liability under, any applicable Environmental Laws.

                           (vi) None of the Real Properties contains, or has
                  previously contained, any Hazardous Materials at, on or under the Real Properties in amounts or concentrations that, if released, constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

                           (vii) No Credit Party, nor any of its Subsidiaries,
                  has assumed any liability of any Person (other than another Credit Party, or one of its Subsidiaries) under any Environmental Law.

                  (b) The Credit Parties have adopted procedures that are designed to (i) ensure that each Credit Party, any of its operations and each of the properties owned or leased by each Credit Party complies with applicable Environmental Laws and (ii) minimize any liabilities or potential liabilities that each Credit Party, any of its operations and each of the properties owned or leased by each Credit Party may have under applicable Environmental Laws.

         6.19     Intellectual Property.

         Each Credit Party owns, or has the legal right to use, all patents, trademarks, tradenames, copyrights, technology, know-how and processes (the "Intellectual Property") necessary for each of them to conduct its business as currently conducted except for those the failure to own or have such legal right to use would not have or be reasonably expected to have a Material Adverse Effect. Set forth on Schedule 6.19 is a list of all patents, registered and material unregistered trademarks,


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


tradenames and registered copyrights owned by each Credit Party or that any Credit Party has the right to use. Except as provided on Schedule 6.19, none of the Intellectual Property is subject to any licensing or franchise agreement. Furthermore, except as provided on Schedule 6.19, no claim been asserted against any Credit Party or its Subsidiaries in writing and is pending by any Person challenging or questioning the use of any Intellectual Property owned by a Credit Party or that any Credit Party has a right to use or the validity or effectiveness of any such Intellectual Property, nor does any Credit Party have knowledge of any such claim, and to the Credit Parties' knowledge the use of any Intellectual Property by the Credit Parties or any of their Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate, would not have or be reasonably expected to have a Material Adverse Effect. Image Industries does not own, or have the legal right to use, any registered copyrights. Schedule 6.19 may be updated from time to time by the Borrower by giving written notice thereof to the Administrative Agent.

         6.20     Solvency.

         Each Credit Party is and, after consummation of the transactions contemplated by this Credit Agreement, will be Solvent.

         6.21     Investments.

         All Investments of each Credit Party and its Subsidiaries are Permitted Investments.

         6.22     Location of Collateral.

         Set forth on Schedule 6.22(a) is a list of all Real Properties with street address, county and state where located. Set forth on Schedule 6.22(b) is a list of all locations where any personal property of a Credit Party is located, including county and state where located. Set forth on Schedule 6.22(c) is the chief executive office and principal place of business of each Credit Party. Schedules 6.22(a), 6.22(b) and 6.22(c) may be updated from time to time by the Borrower by giving written notice thereof to the Administrative Agent.

         6.23     Disclosure.

         Neither this Credit Agreement nor any financial statements delivered to the Lenders nor any other document, certificate or statement furnished to the Lenders by or on behalf of any Credit Party in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein, taken as a whole, not misleading.

         6.24     Licenses, etc.

         The Credit Parties have obtained and hold in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the operation of their respective



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businesses as presently conducted, except where the failure to obtain same would not have a Material Adverse Effect.

         6.25     Collateral Documents.

         The Collateral Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens are prior to all other Liens other than Permitted Liens.

         6.26     Burdensome Restrictions.

         No Credit Party, nor any of this Subsidiaries, is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, would have or be reasonably expected to have a Material Adverse Effect.

         6.27     Year 2000 Compliance.

                  Each Credit Party has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by such Credit Party or any of its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with the timetable. Based on the foregoing, each Credit Party believes that all computer applications (including those of its suppliers, vendors and customers) that are material to its and any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant"), except to the extent that a failure to do so could not reasonably be expected to have Material Adverse Effect.

         6.28     Labor Contracts and Disputes.

         (i) There is no collective bargaining agreement or other labor contract covering employees of any Credit Party; (ii) no union or other labor organization is seeking to organize, or be recognized as, a collective bargaining unit of employees of any Credit Party; (iii) there is no pending, or to any Credit Party's knowledge, threatened, strike, work stoppage, material unfair lease practice claim or other material labor dispute against or effecting any Credit Party or its employees.


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                                    SECTION 7

                              AFFIRMATIVE COVENANTS

         Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans and LOC Obligations, together with interest and fees and other obligations then due and payable hereunder, have been paid in full and the Commitments and Letters of Credit hereunder shall have terminated:

         7.1      Information Covenants.

         The Credit Parties will furnish, or cause to be furnished, to the Administrative Agent and each of the Lenders:

                  (a) Annual Financial Statements. As soon as available, and in any event within 90 days after the close of each fiscal year of the Borrower, (i) a consolidated and consolidating balance sheet and income statement of the Borrower and its Subsidiaries, as of the end of such fiscal year, together with related consolidated and consolidating statements of operations and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated and consolidating figures for the preceding fiscal year, all such consolidated financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified in any manner and
         (ii) a consolidated and consolidating balance sheet and income statement of the Maxim Group Parties, as of the end of such fiscal year, together with related consolidated and consolidating statements of operations and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated and consolidating figures for the preceding fiscal year, all such consolidated financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified in any manner.

                  (b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the close of each fiscal quarter of the Borrower, (i) a consolidated and consolidating balance sheet and income statement of the Borrower and its Subsidiaries, as of the end of such fiscal quarter, together with related consolidated and consolidating statements of operations and retained earnings and of cash flows for such fiscal quarter in each case setting forth in comparative form consolidated and consolidating figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Administrative

         Agent, and accompanied by a certificate of the chief financial officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments and (ii) a consolidated and consolidating balance sheet and income statement of the Maxim Group Parties, as of the end of such fiscal quarter, together with related consolidated and consolidating statements of operations and retained earnings and of cash flows for such fiscal quarter in each case setting forth in comparative form consolidated and consolidating figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Administrative Agent, and accompanied by a certificate of the chief financial officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Maxim Group Parties and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

                  (c) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of an Executive Officer of the Borrower substantially in the form of Exhibit 7.1(c), (i) demonstrating compliance with the financial covenants contained in Section 7.2 by calculation thereof as of the end of each such fiscal period, (ii) demonstrating compliance with any other terms of this Credit Agreement as requested by the Administrative Agent and (iii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto.

                  (d) Annual Business Plan and Budgets. Prior to the end of each fiscal year of the Borrower, (i) an annual business plan and budget of the Borrower and its Subsidiaries on a consolidated basis containing, among other things, pro forma financial projections (including without limitation, income statement, balance sheet and statement of cash flows) for the next fiscal year and (ii) an annual business plan and budget of the Maxim Group Parties on a consolidated basis containing, among other things, pro forma financial projections (including without limitation income statement, balance sheet and statement of cash flows) for the next fiscal year.

                  (e) Accountant's Certificate. Within the period for delivery of the annual financial statements provided in Section 7.1(a), a certificate of the accountants conducting the annual audit stating that they have reviewed this Credit Agreement and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default and, if any such Default or Event of Default exists, specifying the nature and extent thereof.

                  (f) Auditor's Reports. Promptly upon receipt thereof, a copy of any "management letter" submitted by independent accountants to the Borrower or any of its



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


         Subsidiaries in connection with any annual, interim or special audit of the books of the Borrower or any of its Subsidiaries.

                  (g) Reports. Promptly upon transmission or receipt thereof,
         (a) copies of any public filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as the Borrower or any of its Subsidiaries shall send to its shareholders generally and (b) upon the written request of the Administrative Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

                  (h) Notices. Upon an officer of a Credit Party obtaining knowledge thereof, the Borrower will give written notice to the Administrative Agent promptly (and in any event within two Business
         Days) of (a) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Borrower proposes to take with respect thereto, and (b) the occurrence of any of the following with respect to the Borrower or any of its Subsidiaries: (i) the pendency or commencement of any litigation, arbitral or governmental proceeding against a Credit Party or any of its Subsidiaries which if adversely determined would have or would be reasonably expected to have a Material Adverse Effect, (ii) the institution of any proceedings against a Credit Party or any of its Subsidiaries with respect to, or the receipt of written notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, (including but not limited to, Environmental Laws) the violation of which would have or would be reasonably expected to have a Material Adverse Effect, or (iii) any information that a Credit Party may have a Year 2000 Problem on or after January 1, 2000.

                  (i) ERISA. Upon any of the Credit Parties or any ERISA Affiliate obtaining knowledge thereof, the Borrower will give written notice to the Administrative Agent promptly (and in any event within two Business Days) of: (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, a Termination Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Credit Parties or any of their ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which a Credit Party or any of its Subsidiaries or ERISA Affiliates is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could have a Material Adverse Effect; together, with a description of any such event or condition or a copy of any such notice and a statement by the principal financial officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, a Credit Party shall furnish the Administrative Agent and each of the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

                  (j)      Environmental.

                           (i) Subsequent to a notice from any Governmental
                  Authority where the subject matter of such notice would reasonably cause concern, or during the existence of an Event of Default, and upon the written request of Administrative Agent, the Credit Parties will furnish or cause to be furnished to the Administrative Agent, at the Credit Parties' expense, a report of an environmental assessment of reasonable scope, form and depth, including, where appropriate, invasive soil or groundwater sampling, by a consultant reasonably acceptable to the Administrative Agent addressing the subject of such notice or, if during the existence of an Event of Default, regarding any release or threat of release of Hazardous Materials on any property owned, leased or operated by a Credit Party and the compliance by the Credit Parties with Environmental Laws. If the Credit Parties fail to deliver such an environmental report within sixty (60) days after receipt of such written request, then the Administrative Agent may arrange for same, and the Credit Parties hereby grant to the Administrative Agent and its representatives access to the Real Properties and a license of a scope reasonably necessary to undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Administrative Agent pursuant to this provision will be payable by the Credit Parties on demand and added to the obligations secured by the Collateral Documents.

                           (ii) Each Credit Party will conduct and complete all
                  investigations, studies, sampling, and testing and all remedial, removal, and other actions necessary to address all Hazardous Materials on, from, or affecting any real property owned or leased by a Credit Party to the extent necessary to be in compliance with all Environmental Laws and all other applicable federal, state, and local laws, regulations, rules and policies and with the orders and directives of all Governmental Authorities exercising jurisdiction over such real property to the extent any failure would have or be reasonably expected to have a Material Adverse Effect.

                  (k) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the Credit Parties and their Subsidiaries as the Administrative Agent may reasonably request.

         7.2      Financial Covenants.

                  (a) Leverage Ratio. The Leverage Ratio, measured as of the last day of each fiscal quarter of the Maxim Group Parties, shall be less than or equal to:

                  Period                                                                 Leverage Ratio
                  ------                                                                 --------------
                  October 31, 1998 through and including January 30, 1999                 4.75 to 1.0
                  January 31, 1999 through and including April 29, 1999                   4.50 to 1.0
                  April 30, 1999 through and including July 30, 1999                      4.25 to 1.0
                  July 31, 1999 through and including October 30, 1999                    4.0  to 1.0
                  October 31, 1999 and thereafter                                         3.75 to 1.0

                  (b) Interest Coverage Ratio. The Interest Coverage Ratio, measured as of the last day of each fiscal quarter of the Maxim Group Parties, shall be greater than or equal to 2.25 to 1.0.

                  (c) Net Worth. As of the last day of each fiscal quarter of the Maxim Group Parties, the Net Worth shall be greater than or equal to the sum of (i) $150 million plus (ii) 50% of the cumulative Net Income (without deduction for losses) earned for each completed fiscal quarter subsequent to the Closing Date to the date of determination plus (iii) 100% of the amount of Net Cash Proceeds from any Equity Issuance.

                  (d) Asset Coverage Ratio. The Asset Coverage Ratio, measured as of the last day of each fiscal quarter of the Maxim Group Parties, shall be greater than or equal to 1.5 to 1.0.

         7.3      Preservation of Existence and Franchises.

         Each of the Credit Parties will do all things necessary to (a) preserve and keep in full force and effect its existence and (b) take all reasonable action to maintain all rights, franchises and authority necessary or desirable in the normal conduct of its business, except as permitted by Section 8.4.

         7.4      Books and Records.

         Each of the Credit Parties will, and cause its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with GAAP (including the establishment and maintenance of appropriate reserves).

         7.5      Compliance with Law.

         Each of the Credit Parties will, and cause its Subsidiaries to, comply with all material laws, rules, regulations and orders, and all applicable material restrictions imposed by all Governmental Authorities, applicable to it and its property (including, without limitation, Environmental Laws).

         7.6      Payment of Taxes and Other Indebtedness.

         Each of the Credit Parties will pay, settle or discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (c) all of its other Indebtedness as it shall become due (to the extent such repayment is not otherwise prohibited by this Credit Agreement); provided, however, that a Credit Party shall not be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) would give rise to an immediate right to foreclose or collect on a Lien securing such amounts or (ii) would have or reasonably be expected to have a Material Adverse Effect.

         7.7      Insurance.

         Each of the Credit Parties will at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice. All policies shall have the Administrative Agent, on behalf of the Lenders, named as an additional insured and loss payee.

In the event there occurs any material loss, damage to or destruction of the Collateral of any Credit Party or any part thereof, such Credit Party shall promptly give written notice thereof to the Administrative Agent generally describing the nature and extent of such damage or destruction. Subsequent to any loss, damage to or destruction of the Collateral of any Credit Party or any part thereof, such Credit Party, whether or not the insurance proceeds, if any, received on account of such damage or destruction shall be sufficient for that purpose, at such Credit Party's cost and expense, will promptly repair or replace the Collateral of such Credit Party so lost, damaged or destroyed; provided, however, that such Credit Party need not repair or replace the Collateral of such Credit Party so lost, damaged or destroyed to the extent the failure to make such repair or replacement (a) is desirable to the proper conduct of the business of such Credit Party in the ordinary course and otherwise is in the best interest of such Credit Party and (b) would not materially impair the rights and benefits of the Administrative Agent or the Lenders under this Credit Agreement or any other Credit Document. In the event a Credit Party shall receive any insurance proceeds, as a result of any loss, damage or destruction of Collateral, in a net amount in excess of $1,000,000, such Credit Party will immediately pay over such proceeds to the Administrative Agent as cash collateral for the Credit Party Obligations. The Administrative Agent agrees to release such insurance proceeds to such Credit Party for replacement or restoration of the portion of the Collateral of such Credit Party lost, damaged or destroyed if (A) within 30 days from the date the Administrative Agent receives such insurance proceeds, the Administrative Agent has received written application for such release from such Credit Party together with evidence reasonably satisfactory to it that the Collateral lost, damaged or destroyed has been or will be replaced or restored to its condition (or by Collateral having a value at least equal to the condition of the asset subject to the loss, damage or destruction) immediately prior to the loss, destruction or other event giving rise to the payment of such insurance proceeds and (B) on the date of such release no Default or Event of Default exists. If the conditions in the preceding sentence are not met, the Administrative Agent may or, upon the request of the Required Lenders, shall at any time after the first Business Day subsequent to the date 30 days after it received such insurance proceeds, apply such insurance proceeds as a mandatory prepayment of the Credit Party Obligations for application in accordance with the terms of Section 3.3(b)(iii). All insurance proceeds shall be subject to the security interest of the Lenders under the Collateral Documents.

The present insurance coverage of the Credit Parties and their Subsidiaries is outlined as to carrier, policy number, expiration date, type and amount on
Schedule 7.7. Schedule 7.7 shall be amended and updated by the Credit Parties on an at least annual basis or upon the request of the Administrative Agent.

         7.8      Maintenance of Property.

         Each of the Credit Parties will maintain and preserve its properties and equipment in good repair, working order and condition, normal wear and tear excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

         7.9      Performance of Obligations.

         Each of the Credit Parties will perform in all material respects all of its obligations under the terms of all material agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound.

         7.10     Collateral.

         If, subsequent to the Closing Date, a Credit Party shall (a) acquire any patented, registered or applied for intellectual property or any securities or (b) acquire any other personal property required to be delivered to the Administrative Agent as Collateral hereunder or under any of the Collateral Documents, the Borrower shall immediately notify the Administrative Agent of same. Each Credit Party shall take such action (including, but not limited to, the actions set forth in Sections 5.1(f)), as reasonably requested by the Administrative Agent and at its own expense, to ensure that the Administrative Agent has a perfected Lien in all owned personal property of the Credit Parties as set forth in the Security Agreements and the Pledge Agreements (whether now owned or hereafter acquired), subject only to Permitted Liens. Each Credit Party shall adhere to the covenants regarding the location of personal property as set forth in the Security Agreements.

         7.11     Use of Proceeds.

         The Maxim Group Parties will use the proceeds of the Loans solely (a) to repay Indebtedness owing under the Prior Credit Agreement, (b) to provide working capital, (c) to make Capital Expenditures, (d) to make Permitted Acquisitions and (e) for general corporate purposes. The Maxim Group Parties will use the Revolving Letters of Credit solely for the purposes set forth in
Section 2.2(a). The Stand Alone Letter of Credit shall be used solely for the purposes set forth in Section 2.3(a).

         7.12     Audits/Inspections.

         Upon reasonable notice and during normal business hours, each Credit Party will permit representatives appointed by the Administrative Agent or any Lender, including, without limitation, independent accountants, agents, attorneys and appraisers to visit and inspect such Credit Party's property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Administrative Agent or its representatives or any Lender or its representatives to investigate and verify the accuracy of information provided to the Lenders, and to discuss all such matters with the officers, employees and representatives of the Credit Parties. The Credit Parties agree that the Administrative Agent may conduct such collateral reviews, at the Credit Parties' expense, as it reasonably deems appropriate.

         7.13     Additional Credit Parties.

         At the time any Person becomes a Subsidiary of a Credit Party, the Borrower shall so notify the Administrative Agent and promptly thereafter (but in any event within 30 days after the date thereof) shall cause such Person to
(a) if it is a Domestic Subsidiary, execute a Joinder Agreement in substantially the same form as Exhibit 7.13, (b) cause all of the capital stock of such Person (if it is a Domestic Subsidiary) or 65% of the capital stock of such Person (if it is a First Tier Foreign Subsidiary) to be delivered to the Administrative Agent (together with undated stock powers signed in blank) and pledged to the Administrative Agent pursuant to an appropriate pledge agreement in substantially the form of the Pledge Agreement (or a joinder to the existing Pledge Agreement) and otherwise in a form reasonably acceptable to the Administrative Agent, (c) if such Person is a Domestic Subsidiary, pledge all of its assets to the Administrative Agent pursuant to a security agreement in substantially the form of the Security Agreement (or a joinder to the existing Security Agreement) and otherwise in a form reasonably acceptable to the Administrative Agent, and (d) if such Person is a Domestic Subsidiary and has any Subsidiaries, (A) deliver all of the capital stock of such Domestic Subsidiaries owned by it and 65% of the stock of the First Tier Foreign Subsidiaries owned by it (together with undated stock powers signed in blank) to the Administrative Agent and (B) execute a pledge agreement in substantially the form of the Pledge Agreement (or a joinder to the existing Pledge Agreement) and otherwise in a form acceptable to the Administrative Agent, (e) if such Person is a Domestic Subsidiary and leases any real property, cause to be delivered in a commercially reasonable manner a landlord waiver or estoppel letter with respect thereto in a form acceptable to the Administrative Agent) and (f) deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, environmental reports, landlord's waivers, certified resolutions and other organizational and authorizing documents of such Person and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to the Administrative Agent.

         7.14     Purchase Agreement.

         The Credit Parties agree to diligently enforce their rights with respect to the indemnification provisions set forth in the Purchase Agreement in accordance with prudent business practices.

         7.15     Year 2000 Compliance.

         Each Credit Party will promptly notify the Administrative Agent in the event such Credit Party discovers or determines that any computer application that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 Compliant, except to the extent that such failure could reasonably be expected to have a Material Adverse Effect.


                                    SECTION 8

                               NEGATIVE COVENANTS

         Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans and LOC Obligations, together with interest, fees and other obligations then due and payable hereunder, have been paid in full and the Commitments and Letters of Credit hereunder shall have terminated:

         8.1      Indebtedness.

         No Credit Party will, nor will it permit any of its Subsidiaries to, contract, create, incur, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness arising (i) under this Credit Agreement and the other Credit Documents and (ii) under the Maxim Retail Credit Agreement and the other Credit Documents (as defined in the Maxim Retail Credit Agreement);

                  (b) Indebtedness existing as of the Closing Date as referenced in Section 6.10 (and renewals, refinancings, replacements or extensions thereof on terms and conditions no more favorable, in the aggregate, to such creditor than such existing Indebtedness and in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing, replacement or extension);

                  (c) Indebtedness in respect of current accounts payable and accrued expenses incurred in the ordinary course of business and to the extent not current, accounts payable and accrued expenses that are subject to bona fide dispute;

                  (d) Indebtedness owing (i) by a Maxim Group Party to another Maxim Group Party, (ii) by a Maxim Retail Party to another Maxim Retail Party and (iii) by one or more of the Maxim Group Parties to one or more of the Maxim Retail Parties in an amount not to exceed, in the aggregate, $5,000,000 at any one time;

                  (e) purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Leases) to finance the purchase of fixed assets (including equipment); provided that (i) the total of all such Indebtedness (including any such Indebtedness referred to in subsection (b) above) for all such Persons taken together shall not exceed at any one time outstanding the sum of (A) an aggregate principal amount of $5,000,000 plus (B) the principal amount of Indebtedness outstanding under the Participation Agreement and Operative Agreements; (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

                  (f) Indebtedness assumed in connection with Permitted Acquisitions permitted by Section 8.7 (so long as such Indebtedness was not incurred in anticipation of the respective Permitted Acquisition);

                  (g) Indebtedness arising from Hedging Agreements entered into in the ordinary course of business and not for speculative purposes;

                  (h) the Subordinated Debt;

                  (i) the Bonds;

                  (j) Indebtedness up to $10,000,000 under the Participation Agreement and the Operative Agreements (as defined in the Participation Agreement);

                  (k) Indebtedness up to $18,048,000 under the Shaw Promissory Note; and

                  (l) other unsecured Indebtedness up to $2,000,000, in the aggregate, at any one time outstanding.

         8.2      Liens.

         No Credit Party will, nor will it permit its Subsidiaries to, contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or after acquired, except for Permitted Liens.

         8.3      Nature of Business.

         No Credit Party will, nor will it permit its Subsidiaries to, alter the character of its business from that conducted as of the Effective Date or engage in any business other than the business conducted as of the Effective Date and activities which are substantially similar or related thereto or logical extensions thereof.

         8.4      Consolidation and Merger.

         No Credit Party will, nor will it permit any Subsidiary to, enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself; provided that (i) any Maxim Group Party may merge or consolidate with or into another Maxim Group Party and (ii) any Maxim Retail Party may merge or consolidate with or into another Maxim Retail Party, if the following conditions are satisfied:

                  (a) the Administrative Agent is given prior written notice of such action;

                  (b) (i) if the merger or consolidation involves a Maxim Group Party, the Person formed by such consolidation or into which a Maxim Group Party is merged shall either (A) be such Maxim Group Party or (B) be a Domestic Subsidiary of such Maxim Group Party and expressly assume in writing all of the obligations of such Maxim Group Party under the Credit Documents; provided that if the transaction is between the Borrower and another Person, the Borrower must be the surviving entity or (ii) if a merger or consolidation involves a Maxim Retail Party, the Person formed by such consolidation or into which a Maxim Retail Party is merged shall either (A) be such Maxim Retail Party or (B) be a Domestic Subsidiary of such Maxim Retail Party and expressly assume in writing all of the obligations of such Maxim Retail Party under the Credit Documents; provided that if the transaction is between Maxim Retail and another Person, Maxim Retail must be the surviving entity;

                  (c) the Credit Parties execute and deliver such documents, instruments and certificates as the Administrative Agent may request (including, if necessary, to maintain its perfection and priority in the Collateral pledged pursuant to the Collateral Documents);

                  (d) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

                  (e) the Borrower delivers to the Administrative Agent an officer's certificate demonstrating compliance with clause (b) or (c) above, as applicable, and an opinion of counsel stating that such consolidation or merger and any written agreement entered into in connection therewith, comply with this Section 8.4.

         8.5      Sale or Lease of Assets.

         No Credit Party will, nor will it permit its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business or assets whether now owned or hereafter acquired, including, without limitation, inventory, receivables, equipment, real property interests (whether owned or leasehold), and securities, other than (a) any inventory sold or otherwise disposed of in the ordinary course of business; (b) (i) the sale, lease, transfer or other disposal by a Maxim Group Party (other than the Borrower) of any or all of its assets to another Maxim Group Party and (ii) the sale, lease, transfer or other disposal by a Maxim Retail Party (other than Maxim Retail) of any or all of its assets to another Maxim Retail Party; (c) obsolete, slow-moving, idle or worn-out assets no longer used or useful in its business or the trade in of equipment for equipment in better condition or of better quality; (d) the transfer of assets which constitute a Permitted Investment; (e) the lease or sublease of real property interests in the ordinary course of business; (f) accounts receivable and related rights and interests sold to GE Capital pursuant to the terms of the GE Capital Dealer Agreement; (g) the sale by the Maxim Group Parties of assets in an amount not to exceed $35,000,000 pursuant to a sale leaseback transaction on terms and conditions satisfactory in form and substance to the Administrative Agent and (h) other sales of assets not to exceed $2,500,000, in the aggregate, during the term of this Credit Agreement in connection with the closing and liquidation of retail stores.

         Upon a sale of assets permitted by this Section 8.5, the Administrative Agent shall promptly deliver to the Borrower, upon the Borrower's request and at the Borrower's expense, such documentation as is reasonably necessary to evidence the release of the Administrative Agent's security interest in such assets, including, without limitation, amendments or terminations of UCC financing statements.

         8.6      Sale Leasebacks.

         No Credit Party will, nor will it permit its Subsidiaries to, directly or indirectly become or remain liable as lessee or as guarantor or other surety with respect to any lease of any property (whether real or personal or mixed), whether now owned or hereafter acquired, (a) which such Credit Party or its Subsidiary has sold or transferred or is to sell or transfer to any other Person other than (i) with respect to any Maxim Group Party, another Maxim Group Party and (ii) with respect to any Maxim Retail Party, another Maxim Retail Party or
(b) which such Credit Party or its Subsidiary intends to use for substantially the same purpose as any other property which has been sold or is to be sold or transferred by such Credit Party to any Person in connection with such lease; provided, however, that the Maxim Group Parties may enter into a sale leaseback transaction on terms and conditions satisfactory in form and substance to the Administrative Agent; provided, further, such sale leaseback transaction does not exceed $35,000,000 in the aggregate.

         8.7      Advances, Investments and Loans.

         No Credit Party will, nor will it permit its Subsidiaries to, make any Investments except for Permitted Investments.

         8.8      Restricted Payments.

         No Credit Party will, nor will it permit its Subsidiaries to, directly or indirectly, (a) declare or pay any dividends or make any other distribution upon any shares of its capital stock of any class other than payment of dividends by any Subsidiary of the Borrower to its parent or (b) purchase, redeem or otherwise acquire or retire or make any provisions for redemption, acquisition or retirement of any shares of its capital stock of any class or any warrants or options to purchase any such shares other than the purchase of shares by the Borrower permitted pursuant to clause (g) of the definition of Permitted Investments.

         8.9      Transactions with Affiliates.

         No Credit Party will, nor will it permit its Subsidiaries to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder, Subsidiary or Affiliate other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate; it being understood and agreed by the Credit Parties that any transaction between a Maxim Group Party and a Maxim Retail Party shall be an arm's length transaction and otherwise on terms and conditions substantially similar as would be obtainable in a comparable non-affiliated transaction. Furthermore, the Maxim Group Parties hereby agree that the aggregate book value of all Receivables owned by or owing to any Maxim Group Party for which any Maxim Retail Party is the account debtor shall not exceed $10,000,000 in the aggregate at any one time.

         8.10     Fiscal Year; Organizational Documents.

         No Credit Party will, nor will it permit its Subsidiaries to, (a) change its fiscal year or (b) in any manner that would reasonably be likely to adversely affect the rights of the Lenders, change its articles or certificate of incorporation or its bylaws.

         8.11     No Limitations.

         No Credit Party will, nor will it permit its Subsidiaries to, directly or indirectly, create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Person to (a) pay dividends or make any other distribution on any of such Person's capital stock, (b) pay any Indebtedness owed to any other Credit Party, (c) make loans or advances to any other Credit Party or (d) transfer any of its property to any other Credit Party, except for encumbrances or restrictions existing under or by reason of (i) customary non-assignment or net worth provisions in any lease governing a leasehold interest, (ii) any agreement or other instrument of a Person existing at the time it becomes a

Subsidiary of a Credit Party; provided that such encumbrance or restriction is not applicable to any other Person, or any property of any other Person, other than such Person becoming a Subsidiary of a Credit Party and was not entered into in contemplation of such Person becoming a Subsidiary of a Credit Party,
(iii) this Credit Agreement and the other Credit Documents, (iv) the Maxim Retail Credit Agreement and the other Credit Documents (as defined in the Maxim Retail Credit Agreement) and (v) the Indenture.

         8.12     No Other Negative Pledges.

         No Credit Party will, nor will it permit its Subsidiaries to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation except as set forth in (a) the Credit Documents, (b) the Credit Documents (as defined in the Maxim Retail Credit Agreement) and (c) the Indenture.

         8.13     Limitation on Foreign Operations.

         The Credit Parties will not, nor will they permit any of their Subsidiaries to, allow the Foreign Subsidiaries to have assets which in the aggregate constitute more than 5% of Total Assets at any time.

         8.14     Capital Expenditures.

         The Maxim Group Parties shall not make Capital Expenditures of more than (i) $50,000,000 in the aggregate in fiscal year 1999, (ii) $50,000,000 in the aggregate in fiscal year 2000 and (iii) $40,000,000 in the aggregate in any fiscal year of the Borrower subsequent to fiscal year 2000. The Maxim Retail Parties shall not make any Capital Expenditures of more than (i) $15,000,000 in the aggregate in fiscal year 1999, (ii) $15,000,000 in the aggregate in fiscal year 2000 and (iii) $10,000,000 in the aggregate in any fiscal year of Maxim Retail subsequent to fiscal year 2000.

         8.15     Prepayments of Indebtedness.

         No Credit Party will, nor will it permit any of its Subsidiaries to,
(a) amend or modify (or permit the amendment or modification of) any of the terms of any Indebtedness if such amendment or modification would add or change any terms in a manner adverse to the Lenders, including but not limited to, shortening final maturity or average life to maturity of such Indebtedness or requiring any payment to be made sooner than originally scheduled or increasing the interest rate applicable thereto or change any subordination provision thereof, (b) during the existence of a Default or Event of Default, or if a Default or Event of Default would be caused as a result thereof make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any other Indebtedness.


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


         8.16     Subordinated Debt.

         No Credit Party will (a) make or offer to make any principal payments with respect to the Subordinated Debt, (b) redeem or offer to redeem any of the Subordinated Debt, or (c) deposit any funds intended to discharge or defease any or all of the Subordinated Debt. The Subordinated Debt may not be amended or modified in any material manner without the prior written consent of the Required Lenders.

         8.17     Limitation on Store Openings.

         The Credit Parties will not, nor will they permit their Subsidiaries to, open or start up, in the aggregate, more than fifty (50) new stores in any fiscal year of the Borrower.


                                    SECTION 9

                                EVENTS OF DEFAULT

         9.1      Events of Default.

         An Event of Default shall exist upon the occurrence, and during the continuance, of any of the following specified events (each an "Event of Default"):

                  (a) Payment. Any Credit Party shall default in the payment (i) when due of any principal of any of the Loans or any reimbursement obligation arising from drawings under Letters of Credit or (ii) within three Business Days of when due of any interest on the Loans or any fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith.

                  (b) Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made.

                  (c) Covenants. Any Credit Party shall:

                           (i) default in the due performance or observance of
                  any term, covenant or agreement contained in Sections 7.2, 7.3, 7.5, 7.11, 7.12, or 8.1 through 8.17 inclusive;

                           (ii) default in the due performance or observance by
                  it of any term, covenant or agreement contained in Sections
                  7.1 and such default shall continue unremedied for a period of five Business Days;


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


                           (iii) default in the due performance or observance by
                  it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) or (ii) of this
                  Section 9.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of a Credit Party becoming aware of such default or notice thereof given by the Administrative Agent.

                  (d) Other Credit Documents. (i) Any Credit Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents and such default shall continue unremedied for a period of at least 30 days after the earlier of a Credit Party becoming aware of such default or notice thereof given by the Administrative Agent, or (ii) any Credit Document shall fail to be in full force and effect or any Credit Party shall so assert or any Credit Document shall fail to give the Administrative Agent and/or the Lenders the security interests, liens, rights, powers and privileges purported to be created thereby.

                  (e) Guaranties. The guaranty given by the Credit Parties hereunder or by any Additional Credit Party hereafter or any provision thereof shall cease to be in full force and effect, or any guarantor thereunder or any Person acting by or on behalf of such guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty.

                  (f) Bankruptcy, etc. The occurrence of any of the following:
         (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of any Credit Party or any of its Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Credit Party or any of its Subsidiaries or for any substantial part of its property or ordering the winding up or liquidation of its affairs; or (ii) an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect is commenced against any Credit Party or any of its Subsidiaries and such petition remains unstayed and in effect for a period of 60 consecutive days; or (iii) any Credit Party or any of its Subsidiaries shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person or any substantial part of its property or make any general assignment for the benefit of creditors; or (iv) any Credit Party or any of its Subsidiaries shall admit in writing its inability to pay its debts generally as they become due or any action shall be taken by such Person in furtherance of any of the aforesaid purposes.

                  (g)      Defaults under Other Agreements.

                           (i) Except for the Indenture Default, a Credit Party
                  or any of its Subsidiaries shall default in the due performance or observance (beyond the applicable grace period with respect thereto) of any material obligation or condition of any contract or lease to which it is a party; or

                           (ii) With respect to any Indebtedness in excess of
                  $2,000,000 (other than Indebtedness outstanding under this Credit Agreement) of a Credit Party or any of their Subsidiaries (i) such Person shall (A) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (B) except for the Indenture Default, default (after giving effect to any applicable grace period) in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required) any such Indebtedness to become due prior to its stated maturity; or (ii) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment prior to the stated maturity thereof; or (iii) any such Indebtedness shall mature and remain unpaid.

                  (h) Judgments. One or more judgments, orders, or decrees shall be entered against any one or more of the Credit Parties and its Subsidiaries involving a liability of $2,000,000 or more, in the aggregate, (to the extent not paid or covered by insurance provided by a carrier who has acknowledged coverage) and such judgments, orders or decrees (i) are the subject of any enforcement proceeding commenced by any creditor or (ii) shall continue unsatisfied, undischarged and unstayed for a period ending on the first to occur of (A) the last day on which such judgment, order or decree becomes final and unappealable or (B) 60 days.

                  (i) ERISA. The occurrence of any of the following events or conditions: (A) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of any Credit Party or any ERISA Affiliate in favor of the PBGC or a Plan; (B) a Termination Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (C) a Termination Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) any Credit Party or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of Section 4245 of ERISA) of such Plan; or (D) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject any Credit Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or
         Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Credit Party or any


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


         ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

                  (j) Ownership. There shall occur a Change of Control.

                  (k) Maxim Retail Credit Agreement. There shall occur an Event of Default (as defined in the Maxim Retail Credit Agreement) under the Maxim Retail Credit Agreement.

                  (l) Synthetic Lease. There shall occur an Event of Default (as defined in the Participation Agreement) under the Participation Agreement.

                  (m) Subordinated Debt. Any holder of the Subordinated Debt alleges in writing (or any Governmental Authority with applicable jurisdiction determines) (i) that the Lenders are not holders of Senior Indebtedness (as defined in the Indenture) or (ii) the subordinated provisions in the Indenture shall, in whole or part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the Subordinated Debt.

                  (n) Default on Subordinated Debt. There shall occur (i) (other than the Indenture Default) an Event of Default (as defined in the Indenture) under the Indenture or (ii) a Change of Control (as defined in the Indenture) under the Indenture.

                  (o) Shaw Promissory Note. There shall occur a default or event of default under the Shaw Promissory Note.

                  (p) Indenture Default. The failure of the Credit Parties to receive a written waiver of the Indenture Default in form and substance satisfactory to the Administrative Agent on or before January 31, 1999.

                  (q) Action by Subordinated Debt Holders. The holders of the Subordinated Debt or any Person acting on behalf of the holders of the Subordinated Debt shall take any remedial action (whether affirmative or by omission) with respect to the Indenture Default (other than the waiver thereof), including but not limited to, acceleration of the Subordinated Debt, written demand with respect to the Subordinated Debt or the pursuit of any assets of the Credit Parties in connection therewith.

         9.2      Acceleration; Remedies.

         Upon the occurrence, and during the continuance, of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived in writing by the Required Lenders (or the Lenders as may be required hereunder), the Administrative Agent shall, upon the request and direction of the Required Lenders, by written notice to the Borrower, take the following actions without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Credit Parties, except as otherwise specifically provided for herein:

                  (a) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

                  (b) Acceleration of Loans. Declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by a Credit Party to any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

                  (c) Cash Collateral. Direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(f), it will immediately pay) to the Administrative Agent additional cash, to be held by the Administrative Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

                  (d) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents, including, without limitation, all rights and remedies existing under the Collateral Documents, all rights and remedies against a Guarantor and all rights of set-off.

Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid fees and other indebtedness or obligations owing to the Lenders hereunder shall immediately become due and payable without the giving of any notice or other action by the Administrative Agent or the Lenders, which notice or other action is expressly waived by the Credit Parties.

Notwithstanding the fact that enforcement powers reside primarily with the Administrative Agent, each Lender has, to the extent permitted by law, a separate right of payment and shall be considered a separate "creditor" holding a separate "claim" within the meaning of Section 101(5) of the Bankruptcy Code or any other insolvency statute.

         9.3      Allocation of Payments After Event of Default.

         Notwithstanding any other provisions of this Credit Agreement, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Administrative Agent or any Lender on account of amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

                  FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Administrative Agent or any of the Lenders in connection with enforcing the rights of the Lenders under the Credit


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


         Documents and any protective advances made by the Administrative Agent or any of the Lenders with respect to the Collateral under or pursuant to the terms of the Collateral Documents;

                  SECOND, to payment of any fees owed to the Administrative Agent, the Issuing Lender or any Lender;

                  THIRD, to the payment of all accrued interest payable to the Lenders hereunder and all other obligations which shall have become due and payable under the Credit Documents and not repaid pursuant to clauses "FIRST" and "SECOND" above;

                  FOURTH, to the payment of the outstanding principal amount of the Loans and unreimbursed drawings under Letters of Credit, to the payment or cash collateralization of the outstanding Revolving LOC Obligations and Stand Alone LOC Obligations, pro rata as set forth below;

                  FIFTH, to any principal amounts outstanding under Hedging Agreements between a Credit Party and a Lender, pro rata, as set forth below; and

                  SIXTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (b) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans, Revolving LOC Obligations, Stand Alone LOC Obligations and obligations under Hedging Agreements held by such Lender bears to the aggregate then outstanding Loans, Revolving LOC Obligations, Stand Alone LOC Obligations and obligations under Hedging Agreements) of amounts available to be applied; and (c) to the extent that any amounts available for distribution pursuant to clause "FOURTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a cash collateral account and applied (x) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (y) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FOURTH," and "FIFTH" above in the manner provided in this Section 9.3.


                                   SECTION 10

                                AGENCY PROVISIONS

         10.1     Appointment.

                  (a) Each Lender hereby designates and appoints NationsBank, N.A. as Administrative Agent of such Lender to act as specified herein and the other Credit Documents, and


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


each such Lender hereby authorizes the Administrative Agent, as the agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Administrative Agent. The provisions of this Section are solely for the benefit of the Administrative Agent and the Lenders and none of the Credit Parties shall have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, the Administrative Agent shall act solely as the agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Credit Party.

         (b) Each Lender hereby consents to and approves the terms of the Intercreditor Agreement, a copy of which is attached hereto as Exhibit 10.1(b). By execution hereof, the Lenders acknowledge the terms of the Intercreditor Agreement and agree to be bound by the terms thereof and further authorize and direct the Administrative Agent to enter into the Intercreditor Agreement on behalf of the Lenders.

         10.2     Delegation of Duties.

         The Administrative Agent may execute any of its duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         10.3     Exculpatory Provisions.

         Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct) or responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of the Credit Parties contained herein or in any of the other Credit Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by the Administrative Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency therefor of any of the other Credit Documents, or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any



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representations, warranties, recitals or statements made herein or therein or made by a Borrower or any Credit Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Lenders or by or on behalf of the Credit Parties to the Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or the use of the Letters of Credit or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Credit Parties. The Administrative Agent is not a trustee for the Lenders and owes no fiduciary duty to the Lenders.

         10.4     Reliance on Communications.

         The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Credit Parties, independent accountants and other experts selected by the Administrative Agent with reasonable care). The Administrative Agent may deem and treat the Lenders as the owner of its interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent in accordance with Section 11.3(b). The Administrative Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 11.6, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

         10.5     Notice of Default.

         The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or a Credit Party referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders and as is permitted by the Credit Documents.


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         10.6     Non-Reliance on Administrative Agent and Other Lenders.

         Each Lender expressly acknowledges that neither the Administrative Agent, NMS nor any of their officers, directors, employees, agent, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent or any affiliate thereof hereinafter taken, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent and NMS that it has, independently and without reliance upon the Administrative Agent or NMS or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or NMS or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent and NMS shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Credit Parties which may come into the possession of the Administrative Agent, NMS or any of their officers, directors, employees, agents, attorneys-in-fact or affiliates.

         10.7     Indemnification.

         The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitments (or if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans and Participation Interest of the Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following payment in full of the Credit Party Obligations) be imposed on, incurred by or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is



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furnished. The agreements in this Section shall survive the payment of the
Credit Party Obligations and all other amounts payable hereunder and under the other Credit Documents.

         10.8     Administrative Agent in Its Individual Capacity.

         The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with a Borrower or any other Credit Party as though the Administrative Agent were not the Administrative Agent hereunder. With respect to the Loans made and Letters of Credit issued and all obligations owing to it, the Administrative Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though they were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

         10.9     Successor Administrative Agent.

                  (a) The Administrative Agent may, at any time, resign upon 20 days written notice to the Lenders. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 60 days after the notice of resignation, then the retiring Administrative Agent shall select a successor Administrative Agent, provided such successor is an Eligible Assignee. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations as the Administrative Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Section 10.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Credit Agreement.

                  (b) SunTrust Bank, Atlanta, in its capacity as Documentation Agent and Fleet National Bank, in its capacity as Co-Agent shall have no duties or obligations whatsoever under this Credit Agreement or any of the other Credit Documents.


                                   SECTION 11

                                  MISCELLANEOUS

         11.1     Notices.

         Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below, (c) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered



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mail, postage prepaid, in each case to the respective parties at the address or telecopy numbers set forth on Schedule 11.1, or at such other address as such party may specify by written notice to the other parties hereto.

         11.2     Right of Set-Off.

         In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default and the commencement of remedies described in
Section 9.2, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation, branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Credit Party against obligations and liabilities of such Credit Party to the Lenders hereunder, under the Notes, the other Credit Documents or otherwise, irrespective of whether the Administrative Agent or the Lenders shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. The Credit Parties hereby agree that any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 11.3(c) or 3.8 may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder.

         11.3     Benefit of Agreement.

                  (a) Generally. This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that none of the Credit Parties may assign and transfer any of its interests (except as permitted by Section 8.4 or 8.5) without the prior written consent of the Lenders; and provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth below in this
         Section 11.3.

                  (b) Assignments. Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Loans, its Notes, and its Commitments); provided, however, that:

                           (i) each such assignment shall be to an Eligible Assignee;

                           (ii) except in the case of an assignment to another
                  Lender or an assignment of all of a Lender's rights and obligations under this Credit Agreement, any such partial assignment shall be in an amount at least equal to

                  $5,000,000 (or, if less, the remaining amount of the Commitment being assigned by such Lender) or an integral multiple of $1,000,000 in excess thereof;

                           (iii) each such assignment by a Lender shall be of a
                  constant, and not varying, percentage of all of its rights and obligations under this Credit Agreement and the Notes;

                           (iv) unless otherwise agreed to by the Borrower and
                  the Administrative Agent, such Lender proposing to assign a portion of its Commitment shall be required to assign to such Eligible Assignee (A) an identical percentage of its Commitment (as defined in Appendix A to the Participation Agreement) and (B) an identical percentage of its Holder Commitment (as defined in Appendix A to the Participation Agreement); provided that to the extent an Affiliate of any Lender holds any portion of such Commitment or Holder Commitment, such Lender shall cause such Affiliate to assign to such Eligible Assignee (C) an identical percentage of its Commitment (as defined in the Appendix A to the Participation Agreement) and (D) an identical percentage of its Holder Commitment (as defined in Appendix A to the Participation Agreement);

                           (v) the parties to such assignment shall execute and
                  deliver to the Administrative Agent for its acceptance an Assignment Agreement in substantially the form of Exhibit 11.3(b), together with a processing fee from the assignor of $3,500.

         Upon execution, delivery, and acceptance of such Assignment Agreement, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Credit Agreement. Upon the consummation of any assignment pursuant to this Section 11.3(b), the assignor, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of taxes in accordance with Section 3.13.

         By executing and delivering an assignment agreement in accordance with this Section 11.3(b), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (A) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and the assignee warrants that it is an Eligible Assignee; (B) except as set forth in clause (A) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (C) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (D) such assignee confirms that it has received a copy of this Credit Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement; (E) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Credit Documents; (F) such assignee appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers under this Credit Agreement or any other Credit Document as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (G) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

                  (c) Register. The Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Acceptance. Upon its receipt of an Assignment Agreement executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Administrative Agent shall, if such Assignment Agreement has been completed and is in substantially the form of Exhibit 11.3(b) hereto, (i) accept such Assignment Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

                  (e) Participations. Each Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Credit Agreement (including all or a portion of its Commitments and its Loans); provided, however, that (i) such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Sections 3.9 through 3.14, inclusive, and the right of set-off contained in Section 11.2, and (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and its Notes and to approve any amendment, modification, or waiver of any provision of this Credit Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Notes, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Notes, extending its Commitments or releasing all or substantially all of the Collateral securing the Credit Party Obligations).

                  (f) Nonrestricted Assignments. Notwithstanding any other provision set forth in this Credit Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

                  (g) Information. Any Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.16 hereof.

         11.4     No Waiver; Remedies Cumulative.

         No failure or delay on the part of Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any Credit Party and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

         11.5     Payment of Expenses; Indemnification.

         The Credit Parties agree to: (a) pay all reasonable out-of-pocket costs and expenses of (i) the Administrative Agent and NMS in connection with (A) the negotiation, preparation, execution and delivery and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, PLLC, special counsel to the Administrative Agent), (B) any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Credit Parties under this Credit Agreement, and (C) searches of the UCC and the preparation and filing of UCC financing statements in connection with such searches subsequent to the Closing Date (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, PLLC) and (ii) the Administrative Agent and the Lenders in connection with (A) enforcement of the Credit Documents and the documents and instruments referred to therein, including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Administrative Agent and each of the Lenders, and (B) any bankruptcy or insolvency proceeding of a Credit Party of any of its Subsidiaries and (b) indemnify the Administrative Agent, NMS and each Lender, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the Administrative Agent, NMS or Lender is a party thereto) related to
(i) the entering into and/or performance of any Credit Document or the use of proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding, (ii) any Environmental Claim, (iii) any claims for Non-Excluded Taxes (but excluding in the case of (i), (ii) and (iii) above, any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified).

         11.6     Amendments, Waivers and Consents.

         Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing and signed by the Required Lenders and the then Credit Parties; provided that no such amendment, change, waiver, discharge or termination shall without the consent of each Lender affected thereby:

                  (a) extend the final maturity of any Loan or of any reimbursement obligation; or any portion thereof, arising from drawings under Letters of Credit;

                  (b) reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or fees hereunder;

                  (c) reduce or waive the principal amount of any Loan or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit;

                  (d) increase or extend the Revolving Committed Amount, the LOC Committed Amount or the Commitment of any Lender (it being understood and agreed that a waiver of any Default or Event of Default or a waiver of any mandatory reduction in the Revolving Committed Amount or the LOC Committed Amount shall not constitute a change in the terms of the Revolving Committed Amount, the LOC Committed Amount or the Commitment of any Lender);

                  (e) release all or substantially all of the Collateral securing the Credit Party Obligations hereunder (provided that the Administrative Agent may, without consent from any other Lender, release any Collateral that is sold or transferred by a Credit Party in conformance with Section 8.5);

                  (f) release the Borrower from its obligations or release all or substantially all of the other Credit Parties from their respective obligations under the Credit Documents;

                  (g) amend, modify or waive any provision of this Section or
         Section 3.4(a), 3.4(b), 3.4(c), 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13,
         3.14, 5.2, 9.1(a), 11.2, 11.3 or 11.5;

                  (h) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders; or

                  (i) consent to the assignment or transfer by the Borrower of any of its rights and obligations under (or in respect of) the Credit Documents.

Notwithstanding the above, no provisions of Section 10 may be amended or modified without the consent of the Administrative Agent, and no provisions of
Section 2.2, Section 2.3 or Section 2.4 may be amended or modified without the consent of the Issuing Lender.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans or the Letters of Credit, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

         11.7     Counterparts/Telecopy.

         This Credit Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts by telecopy shall be as effective as an original and shall constitute a representation that an original will be delivered.

         11.8     Headings.

         The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

         11.9     Defaulting Lender.

         Each Lender understands and agrees that if such Lender is a Defaulting Lender then notwithstanding the provisions of Section 11.6 it shall not be entitled to vote on any matter requiring the consent of the Required Lenders or to object to any matter requiring the consent of all the Lenders; provided, however, that all other benefits and obligations under the Credit Documents shall apply to such Defaulting Lender.

         11.10    Survival of Indemnification and Representations and
Warranties.

         All indemnities set forth herein and all representations and warranties made herein shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit and the repayment of the Loans, LOC Obligations and other obligations and the termination of the Commitments hereunder.

         11.11    Governing Law; Jurisdiction.

                  (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of North Carolina or of the United States for the Western District of North Carolina, and, by execution and delivery of this Credit Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each Credit Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to Section 11.1, such service to become effective 10 days after such mailing. Nothing herein shall affect the right of a Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against a Credit Party in any other jurisdiction. Each Credit Party agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; provided that nothing in this Section 11.11(a) is intended to impair a Credit Party's right under applicable law to appeal or seek a stay of any judgment.

                  (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         11.12    Waiver of Jury Trial.

         TO THE EXTENT PERMITTED BY LAW, EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         11.13    Time.

         All references to time herein shall be references to Eastern Standard Time or Eastern Daylight time, as the case may be, unless specified otherwise.

         11.14    Severability.

         If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         11.15    Further Assurances.

         The Credit Parties agree, upon the request of the Administrative Agent, to promptly take such actions, as reasonably requested, as is necessary to carry out the intent of this Credit Agreement and the other Credit Documents, including, but not limited to, such actions as are necessary to ensure that the Lenders have a perfected security interest in the Collateral subject to no Liens other than Permitted Liens.

         11.16    Confidentiality.

         Each Lender agrees that it will use its reasonable best efforts to keep confidential and to cause any representative designated under Section 7.12 to keep confidential any non-public information from time to time supplied to it under any Credit Document; provided, however, that nothing herein shall prevent the disclosure of any such information to (a) the extent a Lender in good faith believes such disclosure is required by Requirement of Law, (b) counsel for a Lender or to its accountants, (c) bank examiners or auditors or comparable Persons, (d) any affiliate of a Lender, (e) any other Lender, or any assignee, transferee or participant, or any potential assignee, transferee or participant, of all or any portion of any Lender's rights under this Agreement who is notified of the confidential nature of the information or (f) any other Person in connection with any litigation to which any one or more of the Lenders is a party; and provided further that no Lender shall have any obligation under this
Section 11.16 to the extent any such information becomes available on a non-confidential basis from a source other than a Credit Party or that any information becomes publicly available other than by a breach of this Section
11.16 by any Lender or representative thereof.

         11.17    Entirety.

         This Credit Agreement together with the other Credit Documents and the Fee Letter represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

         11.18    Binding Effect; Continuing Agreement.

                  (a) This Credit Agreement shall become effective at such time when all of the conditions set forth in Section 5.1 have been satisfied or waived by the Lenders and it shall have been executed by the Borrower, the Guarantors and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Administrative Agent and each Lender and their respective successors and assigns. Upon this Credit Agreement becoming effective, the Prior Credit Agreement shall be deemed terminated and the lenders party to the Prior Credit Agreement shall no longer have any obligations thereunder.

                  (b) This Credit Agreement shall be a continuing agreement and shall remain in full force and effect until all Loans, LOC Obligations, interest, fees and other Credit Party Obligations have been paid in full and all Commitments and Letters of Credit have been terminated. Upon termination, the Credit Parties shall have no further obligations (other than the indemnification provisions that survive) under the Credit Documents and the Administrative Agent shall, at the request and expense of the Borrower, deliver all Collateral in its possession to the Borrower and release all Liens on Collateral; provided that should any payment, in whole or in part, of the Credit Party Obligations be rescinded or otherwise required to be restored or returned by the Administrative Agent or any Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, then the Credit Documents shall automatically be reinstated and all Liens of the Lenders shall reattach to the Collateral and all amounts required to be restored or returned and all costs and expenses incurred by the Administrative Agent or Lender in connection therewith shall be deemed included as part of the Credit Party Obligations.




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         Each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                         THE MAXIM GROUP, INC., a Delaware corporation


                                  By:  /s/ Thomas P. Leahey
                                     ------------------------------------------
                                  Name: Thomas P. Leahey
                                       ----------------------------------------
                                  Title: EVP
                                        ---------------------------------------


GUARANTORS:
                                  IMAGE INDUSTRIES, INC., a Delaware
                                  corporation


                                  By:  /s/  Thomas P. Leahey
                                     ------------------------------------------
                                  Name: Thomas P. Leahey
                                       ----------------------------------------
                                  Title: Asst. Secretary
                                        ---------------------------------------


                                  CARPETMAX, L.P., a Georgia limited partnership
                                  By:      The Maxim Group, Inc. as its sole
                                           general partner

                                  By:  /s/  Thomas P. Leahey
                                     ------------------------------------------
                                  Name: Thomas P. Leahey
                                       ----------------------------------------
                                  Title: EVP
                                        ---------------------------------------


                                  BAILEY & ROBERTS CARPETMAX OF
                                  TENNESSEE, INC., a Tennessee corporation
                                  C & S TEXTILES, INC., an Idaho corporation
                                  CARPETMAX ALABAMA CONTRACT, INC.,
                                  an Alabama corporation
                                  CARPETMAX OF ALABAMA, INC., a Georgia
                                  corporation
                                  CARPETMAX OF CHARLOTTE, INC., a Georgia
                                  corporation
                                  CARPETMAX OF FLORIDA, INC., a Delaware
                                  corporation

                              [SIGNATURES CONTINUE]

                                  CARPETMAX OF INDIANA, INC., an Indiana
                                  corporation
                                  CARPETMAX OF IOWA, INC., a Georgia
                                  corporation
                                  CARPETMAX OF JACKSONVILLE, INC., a
                                  Georgia corporation
                                  CARPETMAX OF KENTUCKY, INC., a Delaware
                                  corporation
                                  CARPETMAX OF NORTH CAROLINA, INC., a
                                  Georgia corporation
                                  CARPETMAX OF OHIO, INC., a Georgia
                                  corporation
                                  CARPETMAX OF PALM BEACH, INC., a
                                  Georgia corporation
                                  CARPETMAX OF TEXAS, INC., a Texas
                                  corporation
                                  CARPETMAX OF UTAH, INC., a Utah
                                  corporation
                                  CARPETMAX RETAIL STORES, INC., a
                                  Delaware corporation
                                  CARPETSPLUS OF AMERICA, INC., a
                                  Georgia corporation
                                  GCO, INC., a Nevada corporation
                                  GCO CARPET OUTLET, INC., an Alabama
                                  corporation
                                  INVESTOR MANAGEMENT, INC., an
                                  Alabama corporation
                                  MAXIM EQUIPMENT LEASING COMPANY,
                                  INC., a Georgia corporation
                                  MAXIM INSTALLATION SERVICES, INC., a
                                  Georgia corporation
                                  MAXIM RETAIL GROUP, INC., a Georgia
                                  corporation
                                  MAXIM RETAIL STORES, INC., a Georgia
                                  corporation
                                  RNA ENTERPRISES, INC., a
                                  Delaware corporation
                                  TRI-R OF ORLANDO, INC., a Georgia
                                  corporation

                                  By:  /s/  Thomas P. Leahey
                                     ------------------------------------------
                                  Name: Thomas P. Leahey
                                       ----------------------------------------
                                  Title: VP of each of the foregoing Guarantors
                                        ---------------------------------------

                              [SIGNATURES CONTINUE]

LENDERS:

                                  NATIONSBANK, N.A., individually in its
                                  capacity as a Lender, in its capacity as the Administrative Agent, and in its capacity as the Issuing Lender


                                  By:  /s/  David H. Dinkins
                                     ------------------------------------------
                                  Name:  David H. Dinkins
                                       ----------------------------------------
                                  Title:  Vice President
                                        ---------------------------------------



                              [SIGNATURES CONTINUE]

                                  SUNTRUST BANK, ATLANTA, individually in its capacity as a Lender and in its capacity as the Documentation Agent


                                  By:  /s/ Bradley J. Staples
                                     ------------------------------------------
                                  Name:  Bradley J. Staples
                                       ----------------------------------------
                                  Title: Vice President
                                        ---------------------------------------


                                  By:  /s/ Kelley E. Brunson
                                     ------------------------------------------
                                  Name:  Kelley E. Brunson
                                       ----------------------------------------
                                  Title:  Banking Officer
                                        ---------------------------------------



                                            [SIGNATURES CONTINUE]

                                  FLEET NATIONAL BANK, individually in its capacity as a Lender and in its capacity as the Co-Agent


                                  By:  /s/ Oliver Bennett
                                     ------------------------------------------
                                  Name:  Oliver Bennett
                                       ----------------------------------------
                                  Title:  SVP
                                        ---------------------------------------



                              [SIGNATURES CONTINUE]

                                  CITIZENS BANK OF RHODE ISLAND
                                  PROVIDENCE, R.I.


                                  By:  /s/  Michael Disandro
                                     ------------------------------------------
                                  Name:   Michael Disandro
                                       ----------------------------------------
                                  Title:  Vice President
                                        ---------------------------------------



                              [SIGNATURES CONTINUE]

                                  NATIONAL BANK OF CANADA


                                  By:  /s/ E. B. Buchanan
                                     ------------------------------------------
                                  Name:  E. B. Buchanan
                                       ----------------------------------------
                                  Title: Vice President
                                        ---------------------------------------


                                  By:  /s/ James F. Hannon
                                     ------------------------------------------
                                  Name:  James F. Hannon
                                       ----------------------------------------
                                  Title:  Vice President
                                        ---------------------------------------